                                                                     EXHIBIT 4.1
                                         FORM OF POOLING AND SERVICING AGREEMENT



                     ONYX ACCEPTANCE FINANCIAL CORPORATION

                                     Seller

                          ONYX ACCEPTANCE CORPORATION

                                    Servicer

                                      and

                             BANKERS TRUST COMPANY

                                    Trustee



                        POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 1997


                      ONYX ACCEPTANCE GRANTOR TRUST 1997-4

                               TABLE OF CONTENTS

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                                                                                                          Page
                                                                                                          ----
                                                                   ARTICLE I
                                                                   Definitions
                                                                   -----------

SECTION 1.1.         Definitions    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
SECTION 1.2.         Usage of Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
SECTION 1.3.         Section References   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
SECTION 1.4.         Calculations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
SECTION 1.5.         Accounting Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

                                                                  ARTICLE II
                                    Conveyance of the Contracts; Representation and Warranties of the Seller
                                    ------------------------------------------------------------------------

SECTION 2.1.         Sale and Assignment of Contracts   . . . . . . . . . . . . . . . . . . . . . . . . .   18
SECTION 2.2.         Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . .   23
SECTION 2.3.         Repurchase of Certain Contracts    . . . . . . . . . . . . . . . . . . . . . . . . .   32
SECTION 2.4.         Duties and Appointment of Custodian    . . . . . . . . . . . . . . . . . . . . . . .   33
SECTION 2.5.         Duties of Servicer Relating to the Contracts   . . . . . . . . . . . . . . . . . . .   34
SECTION 2.6.         Instructions; Authority to Act   . . . . . . . . . . . . . . . . . . . . . . . . . .   35
SECTION 2.7.         Indemnification    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
SECTION 2.8.         Effective Period and Termination   . . . . . . . . . . . . . . . . . . . . . . . . .   36
SECTION 2.9.         Nonpetition Covenant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
SECTION 2.10.        Collecting Title Documents Not Delivered at the Closing Date
                       or Subsequent Closing Date   . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

                                                                  ARTICLE III
                                                    Administration and Servicing of Contracts
                                                    -----------------------------------------

SECTION 3.1.         Duties of Servicer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
SECTION 3.2.         Collection of Contract Payments    . . . . . . . . . . . . . . . . . . . . . . . . .   40
SECTION 3.3.         Realization Upon Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
SECTION 3.4.         Insurance    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
SECTION 3.5.         Maintenance of Security Interests in Financed Vehicles   . . . . . . . . . . . . . .   40
SECTION 3.6.         Covenants, Representations and Warranties of Servicer    . . . . . . . . . . . . . .   41
SECTION 3.7.         Purchase of Contracts Upon Breach of Covenant    . . . . . . . . . . . . . . . . . .   43
SECTION 3.8.         Servicing Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
SECTION 3.9.         Reporting by the Servicer    . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
SECTION 3.10.        Annual Statement as to Compliance    . . . . . . . . . . . . . . . . . . . . . . . .   46
SECTION 3.11.        Annual Independent Certified Public Accountant's Report    . . . . . . . . . . . . .   46
SECTION 3.12.        Access to Certain Documentation and Information
                       Regarding Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

SECTION 3.13.        Fidelity Bond    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
SECTION 3.14.        Indemnification; Third Party Claims    . . . . . . . . . . . . . . . . . . . . . . .   47
SECTION 3.15.        Reports to Certificateholders and the Rating Agencies  . . . . . . . . . . . . . . .   47

                                                                  ARTICLE IV
                                                 Distributions; Statements to Certificateholders
                                                 -----------------------------------------------

SECTION 4.1.         Accounts
SECTION 4.2.         Collections; Transfer to Payahead Account; Realization
                       Upon Surety Bond; Net Deposit    . . . . . . . . . . . . . . . . . . . . . . . . .   48
SECTION 4.3.         Distributions    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
SECTION 4.4.         Remittance Of Repurchase Amount    . . . . . . . . . . . . . . . . . . . . . . . . .   50
SECTION 4.5.         Statements to Certificateholders   . . . . . . . . . . . . . . . . . . . . . . . . .   51
SECTION 4.6.         Capitalized Interest Account   . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
SECTION 4.7.         Funding Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

                                                                   ARTICLE V
                                                                The Certificates
                                                                ----------------

SECTION 5.1.         The Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
SECTION 5.2.         Execution, Authentication and Delivery of Certificates   . . . . . . . . . . . . . .   54
SECTION 5.3.         Registration of Transfer and Exchange of Certificates    . . . . . . . . . . . . . .   55
SECTION 5.4.         Mutilated, Destroyed, Lost or Stolen Certificates    . . . . . . . . . . . . . . . .   55
SECTION 5.5.         Persons Deemed Owners    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
SECTION 5.6.         Access to List of Certificateholders' Names and Addresses    . . . . . . . . . . . .   56
SECTION 5.7.         Maintenance of Office or Agency    . . . . . . . . . . . . . . . . . . . . . . . . .   56
SECTION 5.8.         Book-Entry Certificates    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
SECTION 5.9.         Notices to Clearing Agency   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
SECTION 5.10.        Definitive Certificates    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
SECTION 5.11.        Appointment of Paying Agent    . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
SECTION 5.12.        Authenticating Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
SECTION 5.13.        Actions of Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . .   60

                                                                  ARTICLE VI
                                                                  The Seller
                                                                  ----------

SECTION 6.1.         Liability of Seller; Indemnities   . . . . . . . . . . . . . . . . . . . . . . . . .   60
SECTION 6.2.         Merger or Consolidation of, or Assumption of the
                       Obligations of, Seller   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
SECTION 6.3.         Limitation on Liability of Seller and Others   . . . . . . . . . . . . . . . . . . .   61
SECTION 6.4.         Seller Not to Resign   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
SECTION 6.5.         Seller May Own Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61

                                                                  ARTICLE VII
                                                                  The Servicer
                                                                  ------------

SECTION 7.1.         Liability of Servicer; Indemnities   . . . . . . . . . . . . . . . . . . . . . . . .   62
SECTION 7.2.         Corporate Existence; Status as Servicer; Merger    . . . . . . . . . . . . . . . . .   63
SECTION 7.3.         Performance of Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
SECTION 7.4.         The Servicer Not to Resign; Assignment   . . . . . . . . . . . . . . . . . . . . . .   63
SECTION 7.5.         Limitation on Liability of Servicer and Others   . . . . . . . . . . . . . . . . . .   64

                                                                  ARTICLE VIII
                                                                     Default
                                                                     -------

SECTION 8.1.         Events of Default    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
SECTION 8.2.         Notification to Certificateholders   . . . . . . . . . . . . . . . . . . . . . . . .   66
SECTION 8.3.         Waiver of Past Defaults    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
SECTION 8.4.         Insurer Direction of Insolvency Proceedings  . . . . . . . . . . . . . . . . . . . .   67

                                                                   ARTICLE IX
                                                                   The Trustee
                                                                   -----------

SECTION 9.1.         No Power to Engage in Business or to Vary Investments    . . . . . . . . . . . . . .   68
SECTION 9.2.         Duties of Trustee    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
SECTION 9.3.         Trustee's Assignment of Purchased Contracts    . . . . . . . . . . . . . . . . . . .   70
SECTION 9.4.         Certain Matters Affecting the Trustee    . . . . . . . . . . . . . . . . . . . . . .   71
SECTION 9.5.         Trustee Not Liable for Certificates or Contracts   . . . . . . . . . . . . . . . . .   72
SECTION 9.6.         Trustee May Own Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
SECTION 9.7.         Trustee's Fees and Expenses    . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
SECTION 9.8.         Indemnity of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
SECTION 9.9.         Eligibility Requirements for Trustee   . . . . . . . . . . . . . . . . . . . . . . .   74
SECTION 9.10.        Resignation or Removal of Trustee    . . . . . . . . . . . . . . . . . . . . . . . .   74
SECTION 9.11.        Successor Trustee    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
SECTION 9.12.        Merger or Consolidation of Trustee   . . . . . . . . . . . . . . . . . . . . . . . .   75
SECTION 9.13.        Appointment of Co-Trustee or Separate Trustee    . . . . . . . . . . . . . . . . . .   75
SECTION 9.14.        Representations and Warranties of Trustee    . . . . . . . . . . . . . . . . . . . .   77
SECTION 9.15.        Tax Returns    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
SECTION 9.16.        Trustee May Enforce Claims Without Possession of Certificates    . . . . . . . . . .   77
SECTION 9.17.        Suits for Enforcement    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
SECTION 9.18.        Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . .   78

                                                                    ARTICLE X
                                                                   Termination
                                                                   -----------

SECTION 10.1.        Termination of the Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
SECTION 10.2.        Optional Purchase of All Contracts   . . . . . . . . . . . . . . . . . . . . . . . .   79

                                                                  ARTICLE XI
                                                            Miscellaneous Provisions
                                                            ------------------------

SECTION 11.1.        Amendment    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
SECTION 11.2.        Protection of Title to Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
SECTION 11.3.        Limitation on Rights of Certificateholders   . . . . . . . . . . . . . . . . . . . .   82
SECTION 11.4.        Governing Law    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
SECTION 11.5.        Notices    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
SECTION 11.6.        Severability of Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
SECTION 11.7.        Assignment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
SECTION 11.8.        Certificates Nonassessable and Fully Paid    . . . . . . . . . . . . . . . . . . . .   84
SECTION 11.9.        Third Party Beneficiaries    . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
SECTION 11.10.       Insurer Default or Insolvency    . . . . . . . . . . . . . . . . . . . . . . . . . .   84
SECTION 11.11.       Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84

                                    EXHIBITS

         Exhibit A -      Form of Appointment of Custodian
         Exhibit B -      Form of Certificate
         Exhibit C -      Form of Surety Bond
         Exhibit D -      Form of Capitalized Interest Agreement
         Exhibit E1 -     Form of Transfer Certificate
         Exhibit E2 -     Form of Subsequent Closing Date Certificate

         Schedule I       Schedule of Contracts
         Schedule II      Schedule of Accounts

         This Pooling and Servicing Agreement, dated as of December 1, 1997, is made with respect to the formation of the Onyx Acceptance Grantor Trust, 1997-4, by and among Onyx Acceptance Financial Corporation, a Delaware corporation, as originator of the Trust and Seller, Onyx Acceptance Corporation, a Delaware corporation, as Servicer, and Bankers Trust Company, a New York banking corporation, as Trustee.

                              W I T N E S S E T H:

         In consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

         SECTION 1.1. Definitions. Whenever used in the Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Accounts" have the meaning specified in Section 4.1. The location and account numbers of the Accounts as of the Closing Date are set forth on
Schedule II.

         "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purpose of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

         "Aggregate Scheduled Balance" means with respect to the Contracts, the sum of the Scheduled Balances of each Contracts.

         "Aggregate Scheduled Balance Decline" means with respect to any Distribution Date, the sum of (x) the amount by which the Aggregate Scheduled Balance of such Contracts as of the beginning of the related Collection Period exceeds the Aggregate Scheduled Balances of such Contracts as of the end of the related Collection Period (excluding any Subsequent Contracts added during the related Collection Period) and (y) the amount by which the Aggregate Scheduled Balance of the Subsequent Contracts (determined as of each related Subsequent Transfer Date) transferred to the Trust during the related Collection Period exceeds the Aggregate Scheduled Balance of such Contracts as of the end of the related Collection Period.

         "Agreement" means this Pooling and Servicing Agreement and all supplements, modifications and amendments hereto.

         "Amount Available" means with respect to any Distribution Date, the sum of (i) the Collection Account Amount Available for such Distribution Date, and (ii) the Policy Claim Amount actually received by the Trustee for such Distribution Date.

         "Appointment of Custodian" means the letter agreement between the Trustee and the Servicer substantially in the form attached hereto as Exhibit A.

         "APR" means the annual percentage rate used to determine the total interest expected to be charged over the term of a Contract as of its inception, as shown on such Contract.

         "Authenticating Agent" shall have the meaning specified in Section
5.12.

         "Bank" means the institution designated as such pursuant to the Insurance Agreement, or a successor Person pursuant to the Insurance Agreement, and thereafter "Bank" shall mean such successor Person.

         "Blanket Insurance Policy" means the Lender's Blanket Consumer Loan Insurance Policy covering losses with respect to the Contracts, which policy has been issued by United Financial Casualty Company and the Servicer's rights therein with respect to the Contracts have been validly assigned to the Trustee acting on behalf of the Trust.

         "Book-Entry Certificates" means beneficial interests in the Certificates described in Section 5.8, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.8.

         "Business Day" means any day other than a Saturday, a Sunday or other day on which commercial banking institutions or savings associations in California or New York are authorized or obligated by law to be closed.

         "Capitalized Interest Account" means the segregated trust account established as the Capitalized Interest Account by Onyx to be maintained for the benefit of the Certificateholders and the Insurer in the name of the Capitalized Interest Agent pursuant to Section 4.6.

         "Capitalized Interest Agent" means Bankers Trust Company, in its capacity as agent for the benefit of the Certificateholders and the Insurer with respect to the Capitalized Interest Account as set forth in Section 4.6.

         "Capitalized Interest Agreement" means the Capitalized Interest Agreement dated as of the date hereof between Onyx Acceptance Financial Corporation and Onyx Acceptance Corporation, as such agreement may be modified, supplemented or amended from time to time. The form of the Capitalized Interest Agreement is attached hereto as Exhibit D.

         "Capitalized Interest Amount" means, with respect to any Collection Period, an amount equal to the difference between (a) one month's interest on the Prefunded Amount on deposit in the Prefunded Account as of the first day of such Collection Period at the Pass-Through Rate and

(b) the earnings received by the Trustee during the related Collection Period from investment of the Prefunded Amount on deposit in the Prefunding Account.

         "Capitalized Interest Release Amount" means, (a) with respect to any Subsequent Closing Date, (i) the Initial Maximum Negative Carry Amount minus
(ii) the sum of (x) the aggregate Capitalized Interest Release Amounts released on all prior Subsequent Closing Dates and (y) the maximum Negative Carry Amount which could become owing during the remainder of the Funding Period assuming that no additional Subsequent Contracts are conveyed to the Trust and that the Prefunded Amount as of such Subsequent Closing Date earns interest at a rate equal to [o]% per annum and (b) with respect to the Mandatory Partial Prepayment, any amount remaining on deposit in the Capitalized Interest Account relating to the Negative Carry Amount after the payment on the Mandatory Partial Prepayment Date to the Certificateholders of the Prepayment Amount.

         "Certificate" means a certificate executed and authenticated by the Trustee substantially in the form of Exhibit B hereto.

         "Certificate Distribution Amount" means, with respect to any Distribution Date, the sum of the Interest Distribution for such Distribution Date and the Principal Distribution for such Distribution Date, plus, but only in the case of any Distribution Date in respect of which the Servicer purchases the corpus of the Trust pursuant to Section 10.2, the amount of the Pool/Prefunding Balance for such Distribution Date (after giving effect to the Principal Distribution for such Distribution Date).

         "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a direct or indirect Clearing Agency Participant.

         "Certificate Register" and "Certificate Registrar" mean the register maintained and the registrar appointed pursuant to Section 5.3.

         "Certificateholder" or "Holder" means the Person in whose name the respective Certificate shall be registered in the Certificate Register, except that, solely for the purposes of giving any notices, consents or waivers pursuant to this Agreement, the interest evidenced by any Certificate registered in the name of the Seller or the Servicer, or any Person controlling, controlled by, or under common control with the Seller or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent shall have been obtained.

         "Clearing Account" means Account No. 4159359173 in the name of the Seller maintained at Wells Fargo Bank, N.A.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the United States Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

         "Closing Date" means December o, 1997.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collection Account" means the account established and maintained as the Collection Account pursuant to Section 4.1.

         "Collection Account Amount Available" means, with respect to any Distribution Date and the related Collection Period, the sum of (i) all payments of Monthly P&I, all partial prepayments, all Full Prepayments, Net Liquidation Proceeds and Net Insurance Proceeds, collected with respect to the Contracts during such Collection Period, less partial prepayments of Rule of 78's Contracts which are deposited in the Payahead Account pursuant to Section 4.2(a), (ii) amounts withdrawn from the Payahead Account pursuant to Section 4.1(b) and deposited in the Collection Account in such Collection Period, (iii) the aggregate Repurchase Amount for Repurchased Contracts deposited in or credited to the Collection Account pursuant to Section 4.4 on the day preceding the Servicer Report Date next preceding such Distribution Date, (iv) the Capitalized Interest Amount with respect to such Collection Period, (v) the earnings received by the Trustee during the related Collection Period from investment of the Prefunded Amount on deposit in the Prefunding Account and deposited into the Collection Account pursuant to Section 4.1(d); and (vi) on the Final Funding Period Distribution Date only, the remaining portion of the Prefunded Amount deposited pursuant to Section 4.7(c).

         "Collection Period" means, with respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs; provided that for Liquidated Contracts the Collection Period will be the period from but excluding the sixth Business Day preceding the immediately preceding Distribution Date to and including the sixth Business Day preceding such Distribution Date; provided, further, however, that with respect to the first Distribution Date the "Collection Period" for Liquidated Contracts shall be the period from and including the beginning of the preceding calendar month to and including the sixth Business Day preceding such first Distribution Date.

         "Contract" means each retail installment sales contract and security agreement or installment loan agreement and security agreement and all proceeds thereof and payments thereunder, which agreement has been executed by an Obligor and pursuant to which such Obligor purchased or financed the Financed Vehicle described therein, agreed to pay the deferred purchase price (i.e., the purchase price net of any downpayment) or amount borrowed, together with interest, as therein provided in connection with such purchase or loan, granted a security interest in such Financed Vehicle, and undertook to perform certain other obligations as specified in such contract. Each Contract shall have been
(i) either originated by Onyx or shall have been originated by a Dealer and assigned to Onyx in accordance with the assignment provisions set forth therein, and (ii) subsequently conveyed to the Trust pursuant to this Agreement. As used herein, "Contracts" means both the Initial Contracts and all Subsequent Contracts.

         "Contract Documents" means, with respect to each Contract, (a) the Contract and the original credit application fully executed by the Obligor thereunder; (b) either (i) the original Title Document for the related Financed Vehicle or a duplicate copy thereof issued or certified by the Registrar of Titles which issued the original thereof (or, with respect to Financed Vehicles registered in the State of California, evidence of the electronic Title Document), together with evidence of perfection of the security interest in the related Financed Vehicle granted by such Contract, as determined by the Servicer to be permitted or required to perfect such security interest under the laws of the applicable jurisdiction, or (ii) written evidence that the Title Document for such Financed Vehicle showing Onyx as first lienholder has been applied for; and (c) any agreement(s) modifying the Contract (including, without limitation, any extension agreement(s)).

         "Contract Files" means the Contract Documents and all other papers and computerized records customarily kept by the Servicer in connection with servicing contracts and loans comparable to the Contracts.

         "Contract Number" means, with respect to any Contract included in the Trust, the number assigned to such Contract by the Servicer, which number is set forth in the related Schedule of Contracts.

         "Contract Rate" means (i) with respect to a Rule of 78's Contract, the Recomputed Yield for such Contract used in accordance with the definition of the term "Scheduled Balance" to derive the Scheduled Balances from time to time of such Rule of 78's Contract, and (ii) with respect to a Simple Interest Contract, the APR.

         "Corporate Trust Office" means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the time of the execution of this Agreement is located at Four Albany Street, New York, New York 10006, Attn.: Corporate Trust and Agency Group, Structured Finance Team, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Servicer and the Insurer.

         "Custodian" means initially, the Trustee, and thereafter any custodian that may be appointed by the Trustee pursuant to Section 2.4(b).

         "Cut-Off Date" means the opening of business on December 1, 1997.

         "Cut-Off Scheduled Balance" means the principal balances of each Contract as of the Cut-Off Date.

         "Dealer" means the seller of a Financed Vehicle, which seller originated and assigned the related Contract.

         "Default" means any occurrence which with the giving of notice or the lapse of time or both would become an Event of Default.

         "Defaulted Contract" means, with respect to any Collection Period, a Contract (i) which is, at the end of such Collection Period, delinquent in an aggregate amount equal to two monthly payments of Monthly P&I or (ii) with respect to which the related Financed Vehicle has been repossessed or repossession efforts have been commenced.

         "Deficiency Notice" means, with respect to any Distribution Date, the notice for payment under the Surety Bond delivered by the Trustee to the Insurer and Bank pursuant to Section 4.2(c).

         "Definitive Certificates" has the meaning set forth in Section 5.8.

         "Depository Agreement" shall mean the agreement among the Seller, the Trustee and the initial Clearing Agency, in the form currently used by the Clearing Agency.

         "Distribution Account" means the segregated trust account established by the Trustee denominated "Distribution Account -- GT 1997-4, Bankers Trust Company, Trustee."

         "Distribution Date" means the 15th day of each month or if such date shall not be a Business Day, the following Business Day.

         "Distribution Date Statement" has the meaning set forth in Section
3.9.

         "Due Date" means, as to any Contract, the date in each month upon which an installment of Monthly P&I is due.

         "Eligible Account" means (i) a trust account that is either (a) maintained by the Trustee, (b) maintained with a depository institution or trust company the commercial paper or other short-term debt obligations of which have credit ratings from Standard & Poor's at least equal to "A-1" and from Moody's equal to "P-1," which account is fully insured up to applicable limits by the Federal Deposit Insurance Corporation or (c) maintained with a depository institution acceptable to the Insurer, as evidenced by a letter from the Insurer to that effect or (ii) a general ledger account or deposit account at a depository institution acceptable to the Insurer, as evidenced by a letter from the Insurer to that effect.

         "Eligible Investments" means any one or more of the following obligations or securities, all of which shall be denominated in United States dollars:

         (a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and, to the extent, at the time of investment, acceptable to the Insurer and each rating agency rating the Certificates for securities having a rating equivalent to the rating of the Certificates at the Closing Date, the direct obligations of, or obligations fully guaranteed by, the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association;

         (b) demand and time deposits in, certificates of deposit of, banker's acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee) incorporated under the laws of the United States of America or any State and subject to supervision and examination by Federal and/or State banking authorities, so long as at the time of such investment or contractual commitment providing for such investment either (i) the long-term, unsecured debt obligations of such depository institution or trust company have credit ratings from Standard & Poor's at least equal to "AA-" and from Moody's at least equal to "Aa2" or (ii) such depository institution is acceptable to the Insurer as evidenced by a letter from the Insurer to the Trustee;

         (c) repurchase obligations with respect to (i) any security described in clause (a) above or (ii) any other security issued or guaranteed as to timely payment of principal and interest by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (including the Trustee), acting as principal, whose obligations having the same maturity as that of the repurchase agreement would be Eligible Investments under clause (b) above;

         (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which at the time of such investment or contractual commitment providing for such investment have long-term, unsecured debt obligations rated by Standard & Poor's "AA-" or better and by Moody's "Aa2" or better; provided, however, that securities issued by any corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances of the Contracts and all amounts of Eligible Investments held as part of the Trust;

         (e) commercial paper given the highest rating by Standard & Poor's and Moody's at the time of such investment;

         (f) investments in money market funds or money market mutual funds having a rating from Standard & Poor's and Moody's in the highest investment category granted thereby (including funds for which the Trustee or any of its Affiliates is investment manager or advisor); and

         (g) such other obligations or securities acceptable to the Insurer, as evidenced by a letter from the Insurer to the Trustee (which acceptability may be revoked at any time by the Insurer).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" means an event specified in Section 8.1.

         "Final Distribution Date" means April 15, 2004.

         "Financed Vehicle" means, as to any Contract, an automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under such Contract. As used herein, "Financed Vehicle" includes both the Initial Financed Vehicles and all Subsequent Financed Vehicles.

         "Full Prepayment" means any of the following: (a) payment by or on behalf of the Obligor of the total amount required by the terms of the Contract to be paid thereunder, which amount shall be at least equal to (i) 100% of the Scheduled Balance of a Contract (exclusive of any Contract referred to in clause (ii), (iii) or (iv) of the definition of the term "Liquidated Contract"), (ii) interest accrued thereon to the date of such payment at the APR; and (iii) any overdue amounts; or (b) payment by the Seller to the Trustee of the Repurchase Amount of a Contract in connection with the purchase of a Contract pursuant to Sections 2.3 or payment by the Servicer or the Insurer of the Repurchase Amount of a Contract in connection with the purchase of all Contracts pursuant to Section 3.7 or Section 10.2.

         "Funding Period" means the period from the Closing Date until the earliest to occur of (i) the date on which the remaining Prefunded Amount is less than $20,000, (ii) the date on which an Event of Default occurs or, (iii) the close of business on March o, 1998.

         "Initial Contracts" means the Contracts initially transferred by the Seller to the Trust pursuant to the Agreement on the Closing Date, which Contracts are listed on the Schedule of Contracts.

         "Initial Financed Vehicle" means the Financed Vehicle securing the related Initial Contract.

         "Initial Maximum Negative Carry Amount" means the maximum Negative Carry Amount which could become owing during the Funding Period with respect to the Prefunded Amount, assuming that no Subsequent Contracts are conveyed to the Trust and that interest at a rate of [o]% per annum is earned on the Prefunded Amount during the Funding Period.

         "Initial Balance" means the amount of funds deposited into the Capitalized Interest Account by Onyx on the Closing Date equal to the Initial Maximum Negative Carry Amount.

         "Insurance Agreement" means the Insurance and Reimbursement Agreement to be dated as of December 12, 1997, among the Seller, the Servicer, the Trustee and the Insurer as amended, modified or restated from time to time.

         "Insurance Proceeds" means proceeds paid pursuant to the Blanket Insurance Policy and amounts (exclusive of rebated premiums) paid by any insurer under any other insurance policy related to a Financed Vehicle or a Contract.

         "Insurer" means Capital Markets Assurance Corporation or its successor in interest.

         "Insurer Insolvency" means (i) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Insurer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bank bankruptcy, insolvency, rehabilitation or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Insurer or with respect to any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Insurer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or (ii) the commencement by the Insurer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency, rehabilitation or similar law, or the consent by the Insurer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Insurer or of any substantial part of its property or the making by the Insurer of an assignment for the benefit of creditors or the failure by the Insurer generally to pay its debts as such debts become due or the taking of corporate action by the Insurer in furtherance of any of the foregoing.

         "Interest Distribution" means, with respect to any Distribution Date (referred to in this definition as the "current Distribution Date"), interest equal to the product of one-twelfth of the Pass-Through Rate and the Pool Balance as of the end of the Collection Period preceding the related Collection Period (or, if the current Distribution Date is the first Distribution Date, as of the Cut-Off Date) plus the amount of interest previously due but not paid to Certificateholders, if any.

         "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind other than tax liens, mechanics' liens, and any liens that attach to the respective Contract by operation of law.

         "Liquidated Contract" means a Contract which (i) has been the subject of a Full Prepayment; or (ii) was a Defaulted Contract and with respect to which Liquidation Proceeds constitute, in the Servicer's reasonable judgment, the final amounts recoverable in respect of such Defaulted Contract, have been realized and deposited in the Collection Account or the Payahead Account; or
(iii) has been paid in full on or after its Maturity Date; or (iv) has been a Defaulted Contract for four or more Collection Periods and with respect to which Liquidation Proceeds have not been deposited in the Collection Account or the Payahead Account; provided, however, that in any event a Contract that is delinquent in the amount of five monthly payments at the end of a Collection Period is a Liquidated Contract. The Scheduled Balance of a Liquidated Contract will equal zero.

         "Liquidation Expenses" means reasonable out-of-pocket expenses (not to exceed Liquidation Proceeds), other than any overhead expenses, incurred by the Servicer in connection with the realization of the full amounts due under any Contract (including the attempted liquidation of a Contract which is brought current and is no longer in default during such attempted liquidation) and the sale of any property acquired in respect thereof which are not recoverable as Insurance Proceeds.

         "Liquidation Proceeds" means amounts received by the Servicer (before reimbursement for Liquidation Expenses) in connection with the realization of the full amounts due and to become due under any Defaulted Contract and the sale of any property acquired in respect thereof.

         "Mandatory Partial Prepayment" shall mean prepayment of the certificates in part on the Distribution Date immediately succeeding the date on which the Funding Period ends in the event any portion of the Prefunded Amount remains on deposit in the Prefunding Account after giving effect to the sale to the Trust of all Subsequent Contracts sold to the Trust during the Funding Period, including any such acquisition and conveyance on the date on which the Funding Period ends.

         "Mandatory Partial Prepayment Date" means the Distribution Date on which the Certificates are partially prepaid pursuant to Section 4.7 of the Agreement, which Distribution Date shall be the Distribution Date immediately succeeding the date on which the Funding Period ends in the event that any portion of the Prefunded Amount remains on deposit in the Prefunding Account after giving effect to the sale to the Trust of all Subsequent Contracts sold to the Trust during the Funding Period, including any acquisition and conveyance on the date on which the Funding Period ends.

         "Maturity Date" means with respect to any Contract, the date on which the last scheduled payment of such Contract shall be due and payable as such date may be extended pursuant to Section 3.2.

         "Monthly P&I" means, with respect to any Contract, the amount of each monthly installment payment of principal and interest payable to the Obligee of such Contract in accordance with the terms thereof, exclusive of any charges allocable to the financing of any insurance premium and charges which represent late payment charges or extension fees.

         "Moody's" means Moody's Investors Service, Inc. and its successors in interest.

         "Negative Carry Amount" means, with respect to any Collection Period, an amount equal to the difference between (i) one month's interest on the Prefunded Amount on deposit in the Prefunding Account as of the first day of the related Collection Period at a rate equal to the Pass-Through Rate and (ii) the earnings received by the Trustee on behalf of the Trust during such Collection Period from investment of such Prefunded Amount.

         "Net Insurance Proceeds" means Insurance Proceeds paid by any insurer under a comprehensive and collision or vendor's single interest insurance policy related to a Contract (other than funds used for the repair of related Financing Vehicles or otherwise released to the related Obligor in accordance with the normal servicing procedures of the Servicer and proceeds from the Blanket Insurance Policy after reimbursement to the Servicer of expenses recoverable under such Policy.

         "Net Liquidation Proceeds" means the amount derived by subtracting from the Liquidation Proceeds of a Contract the related Liquidation Expenses.

         "Obligee" means the Person to whom an Obligor is indebted under a Contract.

         "Obligor" means the purchaser or the co-purchasers of the Financed Vehicle or any other Person who owes payments under the Contract.

         "Officers' Certificate" means a Certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of any Person delivering such Certificate and delivered to the Person to whom such Certificate is required to be delivered. In the case of an Officers' Certificate of the Servicer, at least one of the signing officers must be a Servicing Officer. Unless otherwise specified, any reference herein to an Officers' Certificate shall be to an Officers' Certificate of the Servicer.

         "Onyx" means Onyx Acceptance Corporation and its successors in interest.

         "Opinion of Counsel" means a written opinion of counsel (who may be counsel to the Seller or the Servicer) acceptable to the Trustee and the Insurer.

         "Original Pool Balance" means the Cut-Off Date Scheduled Balance for all of the Contracts plus the Prefunded Amount.

         "Outstanding" means, with respect to a Contract and as of the time of reference thereto, a Contract that has not reached its Maturity Date, has not been fully prepaid, has not become a Liquidated Contract and has not been repurchased pursuant to Sections 2.3, 3.7 or 10.2.

         "Outstanding Principal Balance" as of the Cut-Off Date or any Subsequent Transfer Date means, (i) with respect to any Rule of 78's Contract, the amount set forth as the Outstanding Principal Balance of such Contract on the Schedule of Contracts, such amount being the total of all unpaid Monthly P&I due as of the Cut-Off Date or the Subsequent Transfer Date, as applicable, minus any unearned (or earned but unpaid) interest as of the Cut-Off Date or the Subsequent Transfer Date, as applicable, computed in accordance with the Rule of 78's, and (ii) with respect to any Simple Interest Contract, the amount set forth as the Outstanding Principal Balance of such Contract on the Schedule of Contracts, such amount being the total of all principal payments due after the Cut-Off Date or the Subsequent Transfer Date, as applicable.

         "Pass-Through Rate" means o% per annum (computed on the basis of a 360-day year of twelve 30-day months payable monthly).

         "Payahead Account" means the account established and maintained as the Payahead Account pursuant to Section 4.1.

         "Paying Agent" shall have the meaning specified in Section 5.11 and shall initially be Bankers Trust Company.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

         "Policy Claim Amount" means, with respect to each Distribution Date, the amount, if any, by which the Certificate Distribution Amount plus the Servicing Fee for such Distribution Date exceeds the Collection Account Amount Available for such Distribution Date.

         "Pool Balance" shall mean as of any date, the Aggregate Scheduled Balance of the Contracts, excluding those Contracts which as of such date have become Liquidated Contracts or have been repurchased by the Seller or purchased by the Servicer, plus the amount, if any, remaining on deposit in the Prefunding Account on such date.

         "Pool Factor" means a six-digit decimal figure which the Servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of the Original Pool Balance.

         "Preference Claim" has the meaning set forth in Section 8.5.

         "Prefunded Account" means the account created with an initial deposit by the Seller of $o established and maintained pursuant to Section 4.1(a).

         "Prefunded Amount" means, the initial deposit by the Seller of $o in the Prefunding Account.

         "Premium" shall have the meaning assigned thereto in the Insurance Agreement.

         "Prepayment Amount" means, as of the Mandatory Partial Prepayment Date, the Prefunded Amount after giving effect to all transfers of Subsequent Contracts on or before such date.

         "Principal Distribution" means, with respect to any Distribution Date, the Aggregate Scheduled Balance Decline during the related Collection Period and, with respect to the Distribution Date immediately following the end of the Funding Period, any portion of the Prefunding Amount remaining on deposit in the Prefunding Account.

         "Purchase Agreement" means the Sale and Servicing Agreement dated as of September 8, 1994 between Onyx Acceptance Corporation as seller and Onyx Acceptance Financial Corporation as purchaser, and as such agreement may be modified, supplemented or amended from time to time.

         "Rating Agencies" means Moody's Investors Service, Inc. and Standard & Poor's Ratings Group.

         "Recomputed Actuarial Method" means a method of accounting pursuant to which each payment of Monthly P&I due on a Rule of 78's Contract will be deemed to consist of interest equal to the product of 1/12 of the Recomputed Yield for such Contract and the Scheduled Balance of the Contract as of the preceding Due Date for such Contract and of principal to the extent of the remainder of such scheduled payment, which will cause the Outstanding Principal Balance as of the Cut-Off Date or the Subsequent Transfer Date, as applicable, to be amortized in full at the Recomputed Yield.

         "Recomputed Yield" for any Rule of 78's Contract means the per annum rate determined as of the Cut-Off Date or the Subsequent Transfer Date, as applicable, such that the net present value of the remaining scheduled payments due on such Contract, discounted at such rate from the Due Date for each such scheduled payment to the Due Date for such Contract immediately preceding the Cut-Off Date or the Subsequent Transfer Date, as applicable, will equal the Outstanding Principal Balance.

         "Record Date" means, with respect to any Distribution Date, the Business Day prior to such Distribution Date, unless Definitive Certificates have been issued, in which case Record Date shall mean the last day of the immediately preceding calendar month.

         "Registrar of Titles" means the agency, department or office having the responsibility for maintaining records of titles to motor vehicles and issuing documents evidencing such titles in the jurisdiction in which a particular Financed Vehicle is registered.

         "Repurchase Amount" means the amount, as of the date of purchase or repurchase of any Contract, equal to the Scheduled Balance of such Contract as of the Due Date in the Collection Period in which such purchase or repurchase occurs plus interest on such Contract through the Due Date in the Collection Period preceding the date in which such purchase or repurchase occurs, to the extent not previously collected.

         "Repurchased Contract" means a Contract (i) purchased as of the Business Day prior to the respective Servicer Report Date by the Servicer pursuant to Section 3.7 or (ii) repurchased by the Seller pursuant to Section 2.3.

         "Responsible Officer" means any officer of the Trustee within the Corporate Trust Office including any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers with direct responsibility for the administration of this

Agreement, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "Rule of 78's Contract" means a Contract as to which the portion of payments allocable to earned interest and principal thereunder is determined according to the "Rule of 78's." Under the "Rule of 78's," the amount of each payment allocable to interest on a Contract is determined by multiplying the total amount of add-on interest payable over the term of the Contract by a fraction, the denominator of which is equal to the sum of a series of numbers representing the total number of monthly payments due under the Contract and the numerator of which is the number of payments remaining before giving effect to the payment to which the fraction is being applied.

         "Schedule of Contracts" means the list of Initial Contracts, attached hereto as Schedule I, and each list or lists of Subsequent Contracts delivered to the Trustee on each Subsequent Transfer Date and identified on each related Subsequent Closing Date Certificate, which are being sold to the Trust as part of the Trust Estate, together with supplemental data regarding the Initial Contracts or Subsequent Contracts calculated by Merrill Lynch & Co. and verified by the Servicer. The Schedule of Contracts attached hereto as Schedule I sets forth the Original Pool Balance, as well as the following information with respect to each Initial Contract in columns, and any supplement to the Schedule of Contracts for Subsequent Contracts will present the information in the same format:

                 Contract Number ("ACCT NBR")
                 Date of Origination ("ORG DT")
                 Maturity Date ("MAT DT")
                 Monthly P&I ("P&I")
                 Original Principal Balance ("ORIG AMT")
                 Outstanding Principal Balance ("PRIN BAL")
                 Annual Percentage Rate ("APR")

In addition, the information contained in Schedule I shall also be contained on a computer disk or tape (the "Disk") that shall be delivered by the Servicer to the Trustee not later than the 5th Business Day following the Closing Date. The Recomputed Yield and the Scheduled Balance of each Rule of 78's Contract for each Due Date after the Cut-Off Date in the case of the Initial Contracts, and each Due Date after the related Subsequent Transfer Date in the case of Subsequent Contracts, computed in accordance with the definition of Scheduled Balance set forth herein, as calculated by Merrill Lynch & Co. and verified by the Servicer, shall supplement Schedule I and shall be a part of the Schedule of Contracts and made available by the Servicer to the Trustee upon reasonable request.

         "Scheduled Balance" means, with respect to any Rule of 78's Contract for the Due Date in each month and as of the Cut-Off Date or the Subsequent Transfer Date, as applicable, the amount set forth as the "Scheduled Balance" of such Contract for the Due Date in such month or the Cut-Off Date on the Schedule of Contracts. For a Rule of 78's Contract, each such amount shall be the present value (determined as provided below) as of the Due Date for the applicable month of all payments of Monthly P&I on the Contract due after such month (due during or after the first Collection Period in the case of a Scheduled Balance at the Cut-Off Date or Subsequent Transfer Date, as applicable). Such present value as of any Distribution Date shall be determined by discounting, on a monthly basis, each such scheduled payment of Monthly P&I from the Due Date for such payment back to the Due Date for such Contract in the Collection Period related to such Distribution Date, using the applicable discount rate specified below. Such present value as of the Cut-Off Date or the Subsequent Transfer Date, as applicable, shall be determined by discounting, on a monthly basis, each such scheduled payment of Monthly P&I from the Due Date for such payment back to the Cut-Off Date or Subsequent Transfer Date, using the applicable discount rate specified below. The applicable discount rate shall be the Recomputed Yield for that Contract. The Scheduled Balance of a Rule of 78's Contract that becomes a Liquidated Contract or a Repurchased Contract is reduced to zero as of the close of business on the Due Date for such Contract in the Collection Period in which such Contract became a Liquidated Contract or a Repurchased Contract. The principal balance of a Simple Interest Contract that becomes a Liquidated Contract or a Repurchased Contract is reduced to zero as of the close of business on the date the Contract becomes a Liquidated Contract or is repurchased, as the case may be. As used herein, reference to the Scheduled Balance of a Contract for a Distribution Date shall mean the Scheduled Balance of such Contract as of close of business on the last day of the Collection Period ending immediately prior to such Distribution Date, and reference to the Scheduled Balance of a Contract in a month shall mean the Scheduled Balance of such Contract as of the opening of business on the first day of such month.

         "Seller" means Onyx Acceptance Financial Corporation in its capacity as the seller of the Contracts under this Agreement, and each successor to Onyx Acceptance Financial Corporation (in the same capacity) pursuant to Section 6.2.

         "Servicer" means Onyx Acceptance Corporation in its capacity as the servicer of the Contracts under Section 3.1, and, in each case upon such succession in accordance herewith, each successor to Onyx Acceptance Corporation in the same capacity pursuant to Section 7.2 and each successor servicer pursuant to Section 8.2.

         "Servicer Report Date" means the fifth Business Day prior to the related Distribution Date.

         "Servicing Fee" means, as to any Distribution Date, the fee payable to the Servicer for services rendered during the Collection Period ending immediately prior to such Distribution Date, which shall equal with respect to each Contract, the product of (A) the Servicing Fee Percent and (B) the Scheduled Balance of such Contract as of the close of the preceding Collection Period. As additional compensation, the Servicer will be entitled to any late fees and other administrative fees and expenses or similar charges collected with respect to the Contracts. The Servicer or its designee will also receive as servicing compensation all investment earnings on funds credited to the Collection Account and the amount, if any, by which the outstanding principal balance of a Rule of 78's Contract (calculated in accordance with the Rule of 78's method) that is subject to a Full Prepayment exceeds the Scheduled Balance of such Contract; provided, however, that the Servicer agrees to that each amount payable to it in respect of a Full

Prepayment on Rule 78's Contract that exceeds such Contract's Scheduled Balance shall be deposited in the Spread Account and applied in accordance with the Insurance Agreement.

         "Servicing Fee Rate" means 1.00% per annum.

         "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Contracts whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may be amended or supplemented from time to time.

         "Servicing Standards" means at any time the quality of the Servicer's performance with respect to (i) compliance with the terms of the Agreement and
(ii) adequacy, measured in accordance with industry standards and current and historical standards of the Servicer, in respect of the servicing of all Contracts serviced by the Servicer, regardless of whether any such Contract is owned by the Servicer or otherwise.

         "Simple Interest Contract" means a Contract as to which the portion of payments allocable to earned interest and principal thereunder is determined according to the Simple Interest Method. For such Contracts, interest accrued as of the Due Date is paid first, and then the remaining payment is applied to the unpaid principal balance. Accordingly, if an Obligor pays the fixed monthly installment in advance of the Due Date, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly greater. Conversely, if an Obligor pays the fixed monthly installment after its Due Date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly smaller. When necessary, an adjustment will be made at the maturity of the Contract to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to the amount financed under the Contract as a result of early or late payments, as the case may be.

         "Simple Interest Method" means the method for calculating interest on a Contract whereby interest due is calculated each day based on the actual principal balance of the Contract on that day.

         "Spread Account" means the account so denominated and provided for in the Insurance Agreement.

         "Standard & Poor's" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc. or its successor in interest.

         "Subsequent Closing Date" means the Business Day immediately preceding the first Distribution Date and on the Business Day preceding each Distribution Date immediately following a Subsequent Transfer Date.

         "Subsequent Closing Date Certificate" means the certificate of an officer of the Seller delivered in connection with any Subsequent Closing Date, substantially in the form attached hereto as Exhibit E-2.

         "Subsequent Contracts" means the Contracts which are transferred by the Seller to the Trust on each Subsequent Transfer Date pursuant to this Agreement and are identified on the schedule attached to each Transfer Certificate delivered to the Trustee substantially in the form attached hereto as Exhibit E-1 on each such Subsequent Transfer Date.

         "Subsequent Financed Vehicle" means the Financed Vehicle securing a Subsequent Contract.

         "Subsequent Transfer Date" means from time to time during the Funding Period, and as frequently as each Business Day, the purchase by the Trust from the Seller with monies on deposit in the Prefunding Account of additional Rule of 78's Contracts and Simple Interest Method Contracts.

         "Successor Custodian" shall have the meaning as set forth in Section 2.4(b).

         "Surety Bond" means the principal/interest surety bond issued by the Insurer to the Trustee, the form of which is attached hereto as Exhibit C.

         "Title Document" means, with respect to any Financed Vehicle, the certificate of title for, or other evidence of ownership of, such Financed Vehicle issued by the Registrar of Titles in the jurisdiction in which such Financed Vehicle is registered. For Financed Vehicles registered in the State of California, Title Document may consist of electronic evidence of ownership on the Electronic Lien and Title system of the California Department of Motor Vehicles.

         "Transfer Agent" shall have the meaning specified in Section 5.3 and initially shall be Bankers Trust Company.

         "Transfer Certificate" means the certificate of an officer of the Seller delivered in connection with the delivery of any Subsequent Contract on any Subsequent Transfer Date, substantially in the form attached hereto as Exhibit E-1.

         "Trust" means the Onyx Acceptance Grantor Trust, 1997-4 created by the Agreement.

         "Trust Estate" has the meaning set forth in Section 2.1 hereof. The o Account, the Spread Account and the Payahead Account and amounts on deposit therein and credited thereto shall not be part of the Trust Estate.

         "Trustee" means Bankers Trust Company, a New York banking corporation, until a successor Person shall have become the Trustee pursuant to the applicable provisions of this Agreement, and thereafter "Trustee" shall mean such successor Person.

         "UCC" means the Uniform Commercial Code as in effect, as applicable, in California, Arizona, Florida, Georgia, Idaho, Illinois, Indiana, Nevada, New Jersey, Oregon or Washington, or if the context requires, any other applicable state.


         SECTION 1.2. Usage of Terms. With respect to all terms in the Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by the Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

         SECTION 1.3. Section References. All section references, unless otherwise indicated, shall be to Sections in this Agreement.

         SECTION 1.4. Calculations. Except as otherwise provided in this Agreement, all interest rate and basis point calculations under this Agreement will be made on the basis of a 360-day year and twelve thirty-day months and will be carried out to at least three decimal places. Collections of interest on Rule of 78's Contracts shall be calculated as if such Contracts were actuarial contracts the scheduled principal balances of which are the Scheduled Balances thereof.

         SECTION 1.5. Accounting Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

                                   ARTICLE II

    Conveyance of the Contracts; Representation and Warranties of the Seller

         SECTION 2.1. Sale and Assignment of Contracts.

         (a) In consideration of the Trustee's delivery to, or upon the order of, the Seller of authenticated certificates in an aggregate amount equal to the Original Pool Balance, the Seller hereby sells, grants, transfers, conveys and assigns to the Trustee on behalf of the Trust for the benefit of the Certificateholders and the Insurer, without recourse (except as expressly provided in Section 2.3 hereof) effective upon the Closing Date, all of its right, title and interest in, to and under:

                 (i) the Initial Contracts listed in the Schedule of Contracts including, without limitation, all payments of Monthly P&I due on or after the Cut-Off Date, all Net Liquidation Proceeds and Net Insurance Proceeds with respect to any Initial Financed Vehicle to which an Initial Contract relates received on or after the Cut-Off Date and all other proceeds received in respect of such Contracts and any and all security interests in the Initial Financed Vehicles;

                 (ii) the Contract Documents relating to the Initial Contracts (except the Contract Documents for Initial Contracts which have been the subject of a Full Prepayment received on or after the Cut-Off Date but no later than one Business Day prior to the Closing Date, in lieu of which the Seller shall have deposited in or credited to the Collection Account on or prior to the Closing Date an amount equal to such Full Prepayment);

                 (iii) all amounts on deposit in the Collection Account, including all Eligible Investments credited thereto (but excluding investment earnings thereon);

                 (iv) the right of the Seller, as purchaser under the Purchase Agreement, to cause the seller thereunder to repurchase Initial Contracts listed in the Schedule of Contracts under certain circumstances;

                 (v) the security interest of the Seller in the Initial Financed Vehicles and the rights to receive proceeds from claims on certain insurance policies covering the Initial Financed Vehicles or the individual Obligors under each related Initial Contract;

                 (vi) the Seller's right to proceeds under the Blanket Insurance Policy;

                 (vii) all right, title and interest of the Seller under the Capitalized Interest Agreement; and

                 (viii) all proceeds in any way delivered with respect to the foregoing, all rights to payments with respect to the foregoing and all rights to enforce the foregoing.

         (b) Subject to the conditions set forth in Section 2.1(c), in consideration of the Trustee's delivery of authenticated certificates on the Closing Date in an aggregate amount equal to the Prefunded Amount, the Seller hereby sells, grants, transfers, conveys and assigns to the Trustee on behalf of the Trust for the benefit of the Certificateholders and the Insurer, without recourse (except as expressly provided in Section 2.3 hereof) effective upon delivery to the Trustee on the related Subsequent Transfer Date against payment therefor from the Prefunded Amount in accordance with Section 4.7(b), all of its right, title and interests in, to and under:

                 (i) all Subsequent Contracts delivered to the Trustee including, without limitation, all payments of Monthly P&I due on or after the related Subsequent Transfer Date, all Net Liquidation Proceeds and Net Insurance Proceeds with respect to any Subsequent Financed Vehicle to which a Subsequent Contract relates received on or after the related Subsequent Transfer Date and all other proceeds received in respect of such Subsequent Contracts and any and all security interests in the Subsequent Financed Vehicles;

                 (ii)     the Contract Documents relating to the Subsequent
         Contracts;

                 (iii) the right of the Seller, as purchaser under the Purchase Agreement, to cause Onyx as the seller thereunder to repurchase Subsequent Contracts listed on any Transfer Certificate under certain circumstances;

                 (iv) the security interest of the Seller in the Subsequent Financed Vehicles and the rights to receive proceeds from claims on certain insurance policies covering the Subsequent Financed Vehicles or the individual Obligors under each related Subsequent Contract; and

                 (v) all proceeds in any way delivered with respect to the foregoing, all rights to payments with respect to the foregoing and all rights to enforce the foregoing.

         The foregoing items of property listed in this paragraph, together with the rights of the Trustee under the Surety Bond and the rights of the Trustee to the Prefunded Amount, are the Trust Estate.

         It is the intention of the Seller and the Trustee that the assignment and transfer herein contemplated constitute (and shall be construed for all purposes as) a sale of the Trust Estate (other than the Surety Bond and the Prefunded Amount), conveying good title thereto free and clear of any liens and encumbrances, from the Seller to the Trust. However, in the event that such conveyance is deemed to be a pledge to secure a loan (in spite of the express intent of the parties hereto that this conveyance is to be treated as a true and complete sale), the Seller hereby grants to the Trustee on behalf of the Trust for the benefit of the Certificateholders a first priority perfected security interest in all of the Seller's right, title and interest in the Trust Estate whether now existing or hereafter created (other than the Surety Bond and the Prefunded Amount), and all proceeds of the foregoing to secure the loan deemed to be made in connection with such pledge and, in such event, this Agreement shall constitute a security agreement under applicable law.

         (c) The sale and assignment of the Subsequent Contracts and the other property and rights related thereto described in Section 2.1(b) shall be subject to the satisfaction of each of the following conditions as of the related Subsequent Transfer Date, as applicable:

                 (i) the Seller shall have delivered to the Trustee the Subsequent Contracts together with a duly executed Transfer Certificate, substantially in the form of Exhibit E-1;

                 (ii) Neither the Servicer nor the Seller was insolvent nor will either of them have been made insolvent by such transfer nor is either of them aware of any pending Seller or Servicer insolvency;

                 (iii) the addition of such Subsequent Contracts will not cause as of the related Subsequent Closing Date and has not caused as of the related Subsequent Transfer Date the tax consequences to the Trust or the Certificateholders to be other than as discussed in the prospectus for the Trust under the caption "Certain Tax Consequences" and in the tax opinion of counsel to the Seller delivered on the Closing Date, as confirmed in the legal opinion delivered on the immediately following Subsequent Closing Date dated the date of such Subsequent Closing Date pursuant to Section 2.1(h)(iv);

                 (iv)     the Funding Period shall not have terminated;

                 (v) no selection procedures believed by the Seller or the Servicer to be adverse to the interests of the Certificateholders or the Insurer shall have been utilized in selecting the Subsequent Contracts;

                 (vi) The Seller and the Trustee shall not have been advised by either Rating Agency on or before the Business Day immediately preceding such Subsequent Transfer Date that the conveyance of the Subsequent Contracts would result in a qualification, modification or withdrawal of its then current rating of the Certificates;

                 (vii) the weighted average APR of the Contracts (after giving effect to the purchase of the related Subsequent Contracts) is not less than o%; and

                 (viii) the weighted average remaining term of the Contracts (including the Subsequent Contracts) as of the Subsequent Transfer Date will not be greater than 72 months.

         (d) In connection with the sale of the Contracts pursuant to the Purchase Agreement, Onyx has filed with the office of the Secretary of State of the State of California UCC-1 financing statements naming Onyx as seller and including the Initial Contracts and Subsequent Contracts in the description of the assets being sold thereunder. In connection with the sale of the Initial Contracts pursuant to this Agreement, the Seller has filed or caused to be filed UCC-1 financing statements, executed by the Seller as seller, naming the Trust as purchaser and describing the Initial Contracts as the assets being sold by it to the Trust, with the Office of the Secretary of State of the State of California. The Seller shall have caused UCC-2 termination statements to have been filed with the Office of Secretary of State of the State of California terminating any outstanding security interests in the Initial Contracts. The Seller will deliver the Subsequent Contracts to the Trustee on each Subsequent Transfer Date together with the Transfer Certificate relating to such Subsequent Contracts. On each Subsequent Closing Date, the Seller shall cause UCC-1 financing statements to be filed with the California Secretary of State executed by the Seller as seller and the Trustee, on behalf of the Trust, as purchaser and describing the Subsequent Contracts delivered to the Trustee from and including the preceding Subsequent Closing Date (or the Closing Date with respect to the first Subsequent Closing Date) as the assets sold and shall have caused UCC-2 termination statements to have been filed with the office of the Secretary of State of the State of California terminating any outstanding security interests in such Subsequent Contracts and certificates from each secured creditor of the Seller confirming that such creditor has no claim of a security interest in any of such Subsequent Contracts. From time to time, the Servicer shall cause to be taken such actions as are necessary to continue the perfection of the Trust's ownership interest in the Contracts and to continue the first priority security interest of the Trust in the Financed Vehicles and their proceeds (other than, as to such priority, any statutory lien arising by operation of law after the Closing Date or the Subsequent Transfer Date, as applicable, which is prior to such interest), including, without limitation, the filing of financing statements, amendments thereto or continuation statements and the making of notations on records or documents of title.

         (e) If any change in the name, identity or corporate structure of Onyx, the Seller or the relocation of the chief executive office of any of them would make any financing or continuation statement or notice of lien filed under this Agreement misleading within the meaning of applicable provisions of the UCC or any title statute, the Servicer, within the time period required by applicable law, shall file such financing statements or amendments as may be required to preserve and protect the interests of the Trustee on behalf of the Trust and the Certificateholders in the Contracts and in the related Financed Vehicles and proceeds thereof. Promptly thereafter, and in any event within 30 days of such change or relocation, the Servicer shall deliver to the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, all financing statements or amendments necessary fully to preserve and protect the interests of the Trustee and the Certificateholders in the Contracts and in the related Financed Vehicles and proceeds thereof have been filed, and reciting the details of such filings.

         (f) During the term of this Agreement, the Seller and Onyx shall each maintain its chief executive office in one of the states of the United States.

         (g) The Servicer shall pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all Persons other than the Trustee, of the Trust's right, title and interest in and to the Contracts and in connection with maintaining the first priority security interest in the related Financed Vehicles and the proceeds of such Financed Vehicles.

         (h)     On each Subsequent Closing Date, the Seller shall:

                 (i) file a UCC-1 financing statement with the Secretary of State of the State of California executed by the Seller as seller, naming the Trustee, on behalf of the Trust, as purchaser and describing the Subsequent Contracts delivered to the Trustee on or after the preceding Subsequent Closing Date (or the Closing Date, in the case of the first Subsequent Closing Date) as the assets sold by it to the Trust;

                 (ii) cause to be filed a UCC-2 termination statement with the office of the Secretary of State of the State of California terminating any outstanding security interests in the Subsequent Contracts subject to the UCC-1 financing statement described in clause
         (i), above and deliver a certificate from each secured creditor of the Seller confirming that such creditor has no claim of any security interest in any of such Subsequent Contracts;

                 (iii) deliver to each Rating Agency, the Insurer and the Trustee a Subsequent Closing Date Certificate; and

                 (iv) deliver to each Rating Agency, the Insurer and the Trustee an Opinion of Counsel with respect to the absence of negative tax consequences to the Trust, the characterization of the transfer of the Subsequent Contracts and the perfection of the Trustee's interest on behalf of the Trust therein.

         Failure to comply with any of the conditions set forth in this Section 2.1(h) on any Subsequent Closing Date shall be deemed to be a breach of a representation and warranty with respect to each of the Subsequent Contracts to which such failed conditions relate as of such Subsequent Closing Date.

         SECTION 2.2. Representations and Warranties. The Seller represents and warrants to the Trustee and the Trust for the benefit of the Certificateholders and the Insurer as follows:

         (a) As to the Seller, as of the Closing Date with respect to the Initial Contracts and as of each Subsequent Transfer Date with respect to the Subsequent Contracts delivered to the Trustee on such date:

                 (i) the Seller is duly organized and validly existing as a corporation organized and existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business and had at all relevant times, and has, power, authority, and legal right to originate or acquire and own the Contracts;

                 (ii) the Seller is duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications;

                 (iii) the Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trustee on behalf of the Trust as part of the Trust and has duly authorized such sale and assignment to the Trustee on behalf of the Trust by all necessary corporate action; and the execution, delivery, and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action;

                 (iv) this Agreement constitutes (A) a valid sale, transfer, and assignment of the Contracts, enforceable against creditors of and purchasers from the Seller and (B) a legal, valid, and binding obligation of the Seller enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law;

                 (v) the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the Certificate of Incorporation or Bylaws of the Seller, or any indenture, agreement, or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of the properties of the Seller pursuant to the terms of any such indenture, agreement, or other instrument (other than this Agreement); nor violate any law or any order, rule, or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties; and

                 (vi) to the Seller's best knowledge after due inquiry, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of this Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or the Certificates, or (D) naming the Seller which might adversely affect the federal income tax attributes of the Certificates.

         (b) As to each Initial Contract (except as noted below as being applicable only to either Rule of 78's Contracts or Simple Interest Contracts):

                 (i) the information pertaining to such Initial Contract set forth in the related Schedule of Contracts was true and correct in all material respects at the Closing Date and the calculations of the Scheduled Balances appearing in such Schedule of Contracts for each such Initial Contract at the Cut-Off Date, and in the case of Rule of 78's Contracts at each Distribution Date thereafter prior to the related Maturity Date, have been performed in accordance with this Agreement and are accurate;

                 (ii) as of the Closing Date, such Initial Contract was secured by a valid and enforceable first priority security interest in favor of Onyx in the related Initial Financed Vehicle, and such security interest has been duly perfected and is prior to all other liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for unpaid taxes or unpaid storage or repair charges which may arise after the Closing Date); such security interest had been assigned by Onyx to the Seller pursuant to the Purchase Agreement and, as of the Closing Date, has been assigned by the Seller to the Trust pursuant to Section 2.1(a)(i) hereof;

                 (iii) (A) if the related Initial Financed Vehicle was originated in a state in which notation of a security interest on the Title Document (or in the electronic title records, in the case of the State of California) is required or permitted to perfect such security interest, the Title Document for such Initial Financed Vehicle shows, or, if a new or replacement Title Document is being applied for with respect to such Initial Financed Vehicle, the Title Document will be received within 180 days of the Closing Date and will show Onyx named as the original secured party under the related Initial Contract as the holder of a first priority security interest in such Financed Vehicle, and (B) if the related Initial Financed Vehicle was originated in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show Onyx named as the original secured party under the related Initial Contract, and in either case, the Trustee on behalf of the Trust has the same rights as such secured party has or would have (if such secured party were still the owner of such Initial Contract) against all parties claiming an interest in such Initial Financed Vehicle. With respect to each Contract for which the Title Document has not yet been returned from the Registrar of Titles (or evidenced in the electronic title records, in the case of the State of California), Onyx has written evidence that such Title Documents showing Onyx as first lienholder have been applied for;

                 (iv) as of the Closing Date, the Seller had good and marketable title to and was the sole owner of each Initial Contract to be transferred to the Trust pursuant to Section 2.1 free of liens, claims, encumbrances and rights of others and, upon transfer of such Contract to the Trustee pursuant to Section 2.1, the Trust will have good and marketable title to, will have a first priority perfected security interest in and will be the sole owner of such Contract free of liens, encumbrances and rights of others;

                 (v) as of the Cut-Off Date, the most recent scheduled payment on each such Initial Contract had been made or was not delinquent more than 30 days and, to the best of the Seller's knowledge, all payments on the Initial Contract were made by the related Obligor;

                 (vi) as of the Closing Date, there is no lien against the related Initial Financed Vehicle for delinquent taxes;

                 (vii) as of the Closing Date, there is no right of rescission, offset, defense or counterclaim to the obligation of the Obligors to pay the unpaid principal or interest due under such Initial Contract; the operation of the terms of such Initial Contract or the exercise of any right thereunder will not render such Initial Contract unenforceable in whole or in part or subject such Initial Contract to any right of rescission, offset, defense or counterclaim, and the Seller has no knowledge that such right of rescission, offset, defense or counterclaim has been asserted or threatened;

                 (viii) as of the Closing Date, to the best of the Seller's knowledge, there are no liens or claims which have been filed, including liens for work, labor, material or storage affecting the Initial related Financed Vehicle which are or may become a lien prior to or equal with the security interest granted by such Initial Contract;

                 (ix) such Initial Contract, and the sale of the Initial Financed Vehicle sold thereunder, complied, at the time it was made, in all material respects with all applicable federal, state and local laws (and regulations thereunder), including without limitation usury, equal credit opportunity, fair credit reporting, truth-in-lending or other similar laws, the Federal Trade Commission Act, and applicable state laws regulating retail installment sales contracts and loans in general and motor vehicle retail installment contracts and loans in particular; and the consummation of the transactions herein contemplated, including, without limitation, the transfer of ownership of the Initial Contracts to the Trustee and the receipt of interest by the Certificateholders, will not violate any applicable federal, state or local law;

                 (x) such Initial Contract is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally; each party to such Initial Contract had full legal capacity to execute and deliver such Initial Contract and all other documents related thereto and to grant the security interest purported to be granted thereby; the terms of such Initial Contract have not been waived, amended or modified in any respect, except by instruments that are part of the Contract Documents, and no such waiver, amendment or modification has caused such Initial Contract to fail to meet all of the representations, warranties and conditions, set forth herein with respect thereto;

                 (xi) such Initial Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder or assignee thereof adequate for the practical realization against the collateral of the benefits of the security, subject, as to enforceability, to bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally;

                 (xii) as of the Closing Date, there was no default, breach, violation or event permitting acceleration existing under such Initial Contract (except payment delinquencies permitted by subparagraph (v) above) and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Initial Contract, and the Seller has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by subparagraph (v) above;

                 (xiii) at the Closing Date each related Initial Financed Vehicle will be covered by the Blanket Insurance Policy; each of Onyx and the Seller shall at all times comply with all of the provisions of such insurance policies applicable to it;

                 (xiv) at the Closing Date, (a) each Initial Contract for each Financed Vehicle will require that the related Obligor obtain and maintain in effect for the Initial Financed

         Vehicle a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (x) its maximum insurable value or (y) the principal amount due from the Obligor under the related Initial Contract, (ii) naming Onyx as a loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage and (b) the Servicer shall have put in place a vendor's single interest insurance policy providing coverage upon repossession of an Initial Financed Vehicle in an amount equal to the lesser of the actual cash value of such Initial Financed Vehicle, the cost of repair or replacement for such Initial Financed Vehicle and the unpaid balance of the related Contract. Each of Onyx and the Seller shall at all times comply with all of the provisions of such insurance policies applicable to it;

                 (xv) such Initial Contract was either originated by Onyx or acquired by Onyx from a Dealer with which it ordinarily does business, and no adverse selection procedures have been utilized in selecting such Initial Contract from all other similar contracts purchased or originated by Onyx;

                 (xvi) payments under such Initial Contract have been applied in accordance with the Rule of 78's or the Simple Interest Method, as provided in the applicable Contract, and are due monthly in substantially equal amounts through its Maturity Date sufficient to fully amortize the principal balance of such Initial Contract by its Maturity Date;

                 (xvii) there is only one original of such Initial Contract and such original, together with all other Contract Documents, is being held by the Trustee; provided, however, that upon the execution by the Trustee and the Servicer of a letter agreement revocably appointing the Servicer as agent of the Trustee to act as custodian of the Contract Documents in accordance with Section 2.4, such original Initial Contracts together with all other Contract Documents may be held by the Servicer. Each original Initial Contract has been segregated to show the Trust as owner thereof, unless the Insurer has waived the requirement for such segregation by notice in writing to the Trustee and the Servicer;

                 (xviii) as of the Closing Date, the Servicer has clearly marked its electronic records to indicate that such Initial Contract is owned by the Trust;

                 (xix) at the Cut-Off Date, no Initial Contract has a Maturity Date later than December 1, 2003;

                 (xx) at the date of origination of the Initial Contract, the original principal balance of such Initial Contract was not greater than the purchase price to the Obligor (including taxes, warranties, licenses and related charges) of the related Initial Financed Vehicle;

                 (xxi) as of the Cut-Off Date, the Seller has not received notice that any Obligor under such Initial Contract has filed for bankruptcy;

                 (xxii) the Obligor of such Initial Contract was located in either California, Arizona, Florida, Georgia, Idaho, Illinois, Indiana, Nevada, New Jersey, Oregon or Washington on the date of origination of such Contract;

                 (xxiii) the Recomputed Yield on such Initial Contract is at least equal to o%;

                 (xxiv) such Initial Contract had an original maturity of not more than 72 months and such Initial Contract has a remaining maturity of 72 months or less;

                 (xxv) the first payment under such Initial Contract is due on or before January 15, 1998;

                 (xxvi) such Initial Contract has a remaining principal balance of at least $500; and

                 (xxvii) as of the Cut-Off Date, such Initial Contract is secured by an Initial Financed Vehicle that has not been repossessed without reinstatement.

         (c) As to all of the Initial Contracts:

                 (i) the aggregate Outstanding Principal Balance payable by Obligors of the Initial Contracts as of the Cut-Off Date equals the Original Pool Balance; and

                 (ii) as of the Cut-Off Date, approximately o% of the Outstanding Principal Balance of all Initial Contracts is attributable to loans to purchase new Financed Vehicles and approximately o% of the Outstanding Principal Balance of all Initial Contracts is attributable to used Financed Vehicles.

         (d) to each Subsequent Contract as of the Subsequent Transfer Date on which such Subsequent Contract is delivered to the Trustee:

                 (i) the information pertaining to such Subsequent Contract set forth in the related Transfer Certificate was true and correct in all material respects;

                 (ii) immediately prior to its sale and assignment to the Trust, such Subsequent Contract was secured by a valid and enforceable first priority security interest in favor of Onyx in the related Subsequent Financed Vehicle, and such security interest has been duly perfected and is prior to all other liens upon and security interests in such Subsequent Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for unpaid taxes or unpaid storage or repair charges which may arise after the Subsequent Transfer Date); such security interest had been assigned by Onyx to the Seller pursuant to the Purchase Agreement and, as of the Subsequent Transfer Date, has been assigned by the Seller to the Trust pursuant to Section 2.1(b)(i) hereof;

                 (iii) (A) if the related Subsequent Financed Vehicle was originated in a state in which notation of a security interest on the Title Document (or in the electronic title records, in the case of the State of California) is required or permitted to perfect such security interest, the Title Document for such Subsequent Financed Vehicle shows, or, if a new or replacement Title Document is being applied for with respect to such Subsequent Financed Vehicle, the Title Document will be received within 180 days of the related Subsequent Transfer Date and will show Onyx named as the original secured party under the related Subsequent Contract as the holder of a first priority security interest in such Subsequent Financed Vehicle, and (B) if the related Subsequent Financed Vehicle was originated in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show Onyx named as the original secured party under the related Subsequent Contract, and in either case, the Trustee on behalf of the Trust has the same rights as such secured party has or would have (if such secured party were still the owner of the Subsequent Contract) against all parties claiming an interest in such Subsequent Financed Vehicle. With respect to each Subsequent Contract for which the Title Document has not yet been returned from the Registrar of Titles (or evidenced in the electronic title records, in the case of the State of California), Onyx has received written evidence from the related Dealer that such Title Documents showing Onyx as first lienholder have been applied for;

                 (iv) immediately prior to the related Subsequent Transfer Date, the Seller had good and marketable title to and was the sole owner of such Subsequent Contract to be transferred to the Trust pursuant to Section 2.1 free of liens, claims, encumbrances and rights of others and, upon delivery of such Subsequent Contract to the Trustee, the Trust will have good and marketable title to, will have a first perfected security interest in and will be the sole owner of such Subsequent Contract free of liens, encumbrances and rights of others;

                 (v) the most recent scheduled payment on each such Subsequent Contract has been made or is not delinquent more than 30 days and, to the best of the Seller's knowledge, all payments on the Subsequent Contract have been made by the related Obligor;

                 (vi) there is no lien against the related Subsequent Financed Vehicle for delinquent taxes;

                 (vii) there is no right of rescission, offset, defense or counterclaim to the obligation of the Obligor to pay the unpaid principal or interest due under such Subsequent Contract; the operation of the terms of the related Subsequent Contract or the exercise of any right thereunder will not render such Subsequent Contract unenforceable in whole or in part or subject such Subsequent Contract to any right of rescission, offset, defense or counterclaim, and the Seller has no knowledge that such right of rescission, offset, defense or counterclaim has been asserted or threatened;

                 (viii) to the best of the Seller's knowledge, there are no liens or claims which have been filed, including liens for work, labor, material or storage, affecting the Subsequent Financed Vehicle which are or may become a lien prior to or equal with the security interest granted by such Subsequent Contract;

                 (ix) such Subsequent Contract, and the sale of the Subsequent Financed Vehicle sold thereunder, complied, at the time it was made, in all material respects with all applicable federal, state and local laws (and regulations thereunder), including without limitation usury, equal credit opportunity, fair credit reporting, truth-in-lending or other similar laws, the Federal Trade Commission Act, and applicable state laws regulating retail installment sales contracts and loans in general and motor vehicle retail installment contracts and loans in particular; and the consummation of the transactions herein contemplated, including, without limitation, the transfer of ownership of such Subsequent Contract to the Trustee and the receipt of interest by the Certificateholders, will not violate any applicable federal, state or local law;

                 (x) such Subsequent Contract is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally; each party to such Subsequent Contract had full legal capacity to execute and deliver such Subsequent Contract and all other documents related thereto and to grant the security interest purported to be granted thereby; the terms of such Subsequent Contract have not been waived, amended or modified in any respect, except by instruments that are part of the Contract Documents with respect to the Subsequent Contracts, and no such waiver, amendment or modification has caused such Subsequent Contract to fail to meet all of the representations, warranties and conditions set forth herein with respect thereto;

                 (xi) such Subsequent Contract contains customary and enforceable provisions so as to render the rights and remedies of the holder or assignee thereof adequate for the practical realization against the collateral of the benefits of the security, subject, as to enforceability, to bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally;

                 (xii) there is no default, breach, violation or event permitting acceleration existing under such Subsequent Contract (except payment delinquencies permitted by subparagraph (v) above) and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Subsequent Contract, and the Seller has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by subparagraph
         (v) above;

                 (xiii) such related Subsequent Financed Vehicle is covered by the Blanket Insurance Policy; each of Onyx and the Seller shall at all times comply with all of the provisions of such insurance policies applicable to it;

                 (xiv) (a) such Subsequent Contract requires the Obligor to obtain and maintain a comprehensive and collision insurance policy with respect to the related Subsequent Financed Vehicle (i) in an amount at least equal to the lesser of (y) its maximum insurable value or (z) the principal amount due from the Obligor under the related Subsequent Contract, (ii) naming Onyx as a loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage and (b) the Servicer maintains a vendor's single interest insurance policy providing coverage upon repossession of a Subsequent Financed Vehicle in an amount equal to the lesser of the actual cash value of such Subsequent Financed Vehicle, the cost of repair or replacement for such Subsequent Financed Vehicle and the unpaid balance of the related Contract. Each of Onyx and the Seller shall at all times comply with all of the provisions of such insurance policies applicable to it;

                 (xv) such Subsequent Contract was either originated by Onyx or acquired by Onyx from a Dealer with which it ordinarily does business, and no adverse selection procedures have been utilized in selecting such Subsequent Contract from all other similar contracts purchased or originated by Onyx;

                 (xvi) payments under such Subsequent Contract have been applied in accordance with the Rule of 78's or the Simple Interest Method or originated by Onyx, as provided in the applicable Subsequent Contract and are due monthly in substantially equal amounts through its Maturity Date sufficient to fully amortize the principal balance of such Subsequent Contract by its Maturity Date;

                 (xvii) there is only one original of such Subsequent Contract and such original, together with all other Contract Documents with respect to the Subsequent Contracts, upon delivery to the Trustee on the related Subsequent Transfer Date is being held by the Trustee; provided, however, that upon the execution by the Trustee and the Servicer of a letter agreement revocably appointing the Servicer as agent of the Trustee to act as custodian of the Contract Documents in accordance with Section 2.4, such original Initial Contracts together with all other Contract Documents may be held by the Servicer. Each original Initial Contract has been segregated to show the Trust as owner thereof, unless the Insurer has waived the requirement for such segregation by notice in writing to the Trustee and the Servicer;

                 (xviii) the Servicer has clearly marked its electronic records to indicate that such Subsequent Contract is owned by the Trust;

                 (xix) as of each related Subsequent Transfer Date such Subsequent Contract does not have a Maturity Date later than December 1, 2003;

                 (xx) at the date of origination of the Subsequent Contract, the original principal balance of such Subsequent Contract was not greater than the purchase price to the Obligor (including taxes, warranties, licenses and related charges) of the related Subsequent Financed Vehicle;

                 (xxi) as of the Cut-Off Date, the Seller has not received notice that any Obligor under such Subsequent Contract has filed for bankruptcy;

                 (xxii) the Obligor of such Subsequent Contract was located in California, Arizona, Florida, Georgia, Idaho, Illinois, Indiana, Nevada, New Jersey, Washington or Oregon on the date of origination of such Contract;

                 (xxiii) no Subsequent Contract shall have an APR less than o%;

                 (xxiv) the Recomputed Yield on each Subsequent Contract on any Subsequent Closing Date shall not be less than o%;

                 (xxv) such Subsequent Contract has an original maturity of 72 months or less and such Subsequent Contract has a remaining maturity of 72 months or less;

                 (xxvi) such Subsequent Contract has a remaining principal balance of at least $500; and

                 (xxvii) as of the Cut-Off Date, such Subsequent Contract is secured by a Subsequent Financed Vehicle that has not been repossessed without reinstatement.

         (e) None of the foregoing representations and warranties shall be construed as, and the Seller is specifically not making, any representations and warranties regarding the collectibility of the Contracts or the future performance of the Contracts.

         (f) The Seller has not prepared any financial statement which accounts for the transfer of the Trust Estate (other than the Surety Bond and the Prefunded Amount) hereunder to the Trust in any manner other than a sale of the Trust Estate (other than the Surety Bond) by it to the Trust, and the Seller has not in any other respect (including, but not limited to, for accounting and tax reporting purposes) accounted for or treated the transfer of the Trust Estate (other than the Surety Bond and the Prefunded Amount) hereunder in any manner other than as a sale and absolute assignment to the Trust of the Seller's full right, title and ownership interest in the Trust Estate (other than the Surety Bond and the Prefunded Amount) to the Trust.

         SECTION 2.3. Repurchase of Certain Contracts. The representations and warranties of the Seller set forth in Section 2.2 with respect to each Contract and each of the conditions set forth in Section 2.1(c) and Section 2.1(h) with respect to each transfer of Subsequent Contracts shall survive delivery of the Contract Documents to the Trustee and shall continue until the termination of this Agreement. Upon discovery by the Seller, the Servicer, the Insurer or a

Responsible Officer of the Trustee that any of such representations or warranties was incorrect as of the time made or that any of the Contract Documents relating to any such Contract has not been properly executed by the Obligor or contains a material defect or has not been received by the Trustee (or the Servicer in its capacity as custodian of the Trustee), such Person making such discovery shall give prompt notice to the other such Persons. If any such defect, incorrectness or omission materially and adversely affects the interest of the Certificateholders, the Trustee or the Insurer, the Seller shall cure the defect or eliminate or otherwise cure the circumstances or condition in respect of which such representation or warranty was incorrect as of the time made; provided that if the Seller is unable to do so by the last day of the Collection Period following the Collection Period (or, if the Seller elects, the last day of such Collection Period) during which the Seller becomes aware of or receives written notice from the Trustee, the Insurer or the Servicer of such defect, incorrectness or omission, it shall repurchase such Contract on the last day of such Collection Period from the Trust at the Repurchase Amount in the manner set forth in Section 4.4. Upon any such repurchase, the Trustee on behalf of the Trust shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller any Contract purchased hereunder. The sole remedy of the Trustee, the Trust, or the Certificateholders with respect to a breach of the Seller's representations and warranties pursuant to Section 2.2 or non-compliance with Section 2.1(c) or Section 2.1(h) shall be to require the Seller to repurchase Contracts pursuant to this Section provided, however, that the Seller shall indemnify the Trustee, its officers, directors, agents and employees, the Insurer, the Trust and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third-party claims arising out of the events or facts giving rise to such breach.

         SECTION 2.4. Duties and Appointment of Custodian.

         (a) Duties of Custodian. The Trustee, and any Custodian appointed pursuant to Section 2.4(b), while acting as Custodian shall:

                 (i) segregate and maintain continuous custody of the Contract Documents in secure and fireproof facilities in accordance with customary standards for such custody;

                 (ii) with respect to the Contract Documents, (A) act exclusively as the Custodian for the benefit of the Certificateholders and for the Insurer and (B) hold all Contract Documents for the exclusive use (notwithstanding Sections 2.4(a)(iii) and 2.4(a)(iv) below) and for the benefit of the Certificateholders and the Insurer;

                 (iii) to the extent the Servicer directs the Custodian in writing, the Custodian shall deliver certain specified Contract Documents to the Servicer to enable the Servicer to service the Contracts pursuant to the Agreement. At such time as the Servicer returns such Contract Documents to the Custodian, the Servicer shall provide written notice of such return to the Custodian. The Custodian shall acknowledge receipt of the returned materials by signing the Servicer's notice and shall promptly send copies of such acknowledgment or receipt to the Servicer;

                 (iv) upon reasonable prior written notice, permit the Servicer and the Insurer to examine the Contract Documents in the possession, or under the control, of the Custodian; and

                 (v) at its own expense, maintain at all times while acting as Custodian, and keep in full force and effect (A) fidelity insurance, (B) theft of documents insurance, (C) fire insurance, and
         (d) forgery insurance. All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for similar insurance typically maintained by banks that act as custodian in similar transactions.

         (b) Appointment of Custodian. As of the Closing Date, the Trustee shall be the Custodian of the Contract Files; provided, however, that upon the execution by the Trustee of a letter agreement with the consent of the Insurer (such consent not to be unreasonably withheld) substantially in the form of Exhibit A attached hereto (the "Appointment of Custodian"), revocably appointing the Servicer or such other entity acceptable to the Insurer as agent of the Trustee to act as Custodian (the "Successor Custodian") of the Contract Documents, such Successor Custodian shall be so appointed and shall from the effective date of such Appointment of Custodian retain custody of the Contract Documents and any and all other documents relating to a Contract or the related Obligor or Financed Vehicle. As of the effective date of such Appointment of Custodian, the Contract Documents and any and all other documents relating to a Contract or the related Obligor or Financed Vehicle will be delivered to the Successor Custodian in its capacity as agent of the Trustee acting as Custodian.

         If the Servicer is appointed Successor Custodian as of the date specified in the Appointment of Custodian, the Servicer shall maintain the Contract Documents held by it in a file area physically separate from the other installment sales contracts owned or serviced by it or any of its Affiliates, which area shall be clearly marked to indicate the Trust as the owner of, and the Insurer as the holder of the security interest in, the Contract Documents; except that if the Insurer has waived the requirement for such segregation by notice in writing to the Trustee and the Servicer, such file area may contain contract documents for other installment sales contracts serviced by the Servicer.

         SECTION 2.5.       Duties of Servicer Relating to the Contracts.

         (a) Safekeeping. The Servicer, in its capacity as servicer, shall maintain such accurate and complete accounts, records, and computer systems pertaining to each Contract File as shall enable the Trustee to comply with this Agreement. In performing its duties as servicer the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the files relating to all comparable automobile contracts that the Servicer services for itself or others. The Servicer shall: (i) conduct, or cause to be conducted, periodic physical inspections of the Contract Files (other than the Contract Documents, unless the Servicer is acting as Custodian) held by it under this Agreement, and of the related accounts, records, and computer systems; (ii) maintain the Contract Files in such a manner as shall enable the Trustee and the Insurer to verify the accuracy of the Servicer's record keeping; (iii) promptly report to the Trustee and the Insurer any failure on its part to hold the Contract Files (other than the Contract Documents, unless the Servicer is acting as Custodian) and maintain its accounting, records, and computer systems as herein provided; and (iv) promptly take appropriate action to remedy any such failure.

         (b) Maintenance of and Access to Records. The Servicer shall maintain each Contract File (other than the Contract Documents, unless the Servicer is acting as Custodian) at the address of the Servicer set forth in Section 11.5, or at such other location as shall be specified to the Trustee and the Insurer by 30 days' prior written notice. The Servicer shall permit the Trustee or the Insurer or their duly authorized representatives, attorneys, or auditors to inspect the Contract Files and the related accounts, records, and computer systems maintained by the Servicer at such times as the Trustee or the Insurer may request.

         (c) Release of Documents. If the Servicer is acting as Custodian pursuant to Section 2.4, upon instruction from the Trustee (a copy of which shall be furnished to the Insurer), the Servicer shall release any document in the Contract Files to the Trustee, the Trustee's agent, or the Trustee's designee, as the case may be, at such place or places as the Trustee may designate, as soon as practicable.

         (d) Monthly Reports. On the Servicer Report Date of each month, commencing with the month of the Closing Date, the Servicer shall deliver to the Trustee and Insurer, a certificate of a Servicing Officer stating
    (i) the Contract Number and outstanding principal balance of each Contract that has become a Liquidated Contract since the Business Day immediately preceding the date of the last certificate delivered pursuant to this
    Section 2.5(d) (or since the Closing Date in the case of the first such certificate); (ii) that all proceeds received in respect of such Contract have been deposited in or credited to the Collection Account or Payahead Account as required by Section 4.2; (iii) that, if such Contract has been the subject of a Full Prepayment pursuant to clause (a) of the definition of the term "Full Prepayment" or is a Liquidated Contract pursuant to clause (iii) of the definition of the term "Liquidated Contract," all proceeds received in respect thereof have been deposited in or credited to the Collection Account or Payahead Account in accordance with Section 4.2;
    (iv) that, if such Contract has been the subject of a Full Prepayment pursuant to clause (b) of the definition of the term "Full Prepayment," the correct Repurchase Amount has been deposited in or credited to the Collection Account in accordance with Sections 2.3 or 3.7; (v) that, if such Contract is a Liquidated Contract pursuant to clause (ii) of the definition of the term "Liquidated Contract," there have been deposited in or credited to the Collection Account or Payahead Account the related Net Liquidation Proceeds in accordance with Section 4.2; and (vi) that the Trustee is authorized to release such Contract and the related Contract Documents as provided herein.

         (e) Schedule of Title Documents. The Servicer shall deliver to the Trustee and the Insurer (i) within 60 days of the Closing Date, a schedule of Title Documents which as of the Closing Date did not show the Servicer as first lienholder and (ii) within 180 days of the Closing Date as to the Initial Contracts and as of the related Subsequent Transfer Date with respect to the Subsequent Contracts, a schedule of Title Documents which as of the date prior to such delivery do not show the Servicer as first lienholder and as to which the Seller is obligated to repurchase pursuant to the provisions hereof.

         (f) Electronic Marking of Contracts; Possession. The Servicer shall cause the electronic record of the Contracts maintained by it to be clearly marked to indicate that the Contracts have been sold to the Trust and shall not in any way assert or claim an ownership interest in the Contracts. It is intended that by the Servicer's and the Seller's agreement pursuant to Section 2.4, Section 2.5 hereof and the Appointment of Custodian, the Trustee on behalf of the Trust shall be deemed to have possession of the Contract Documents for purposes of Section 9-305 of the UCC of the State in which the Contract Documents are located.

         SECTION 2.6. Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions (a copy of which shall be furnished to the Insurer) with respect to the Contract Files upon its receipt of written instructions signed by a Responsible Officer of the Trustee.

         SECTION 2.7. Indemnification. The Servicer, as custodian, shall indemnify the Trustee and its officers, directors, agents and employees, the Insurer, the Trust and the Certificateholders for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever (including the reasonable fees and expenses of counsel) that may be imposed on, incurred, or asserted against the Trustee, the Insurer, the Trust and the Certificateholders as the result of any act or omission in any way relating to the maintenance and custody by the Servicer of the Contract Files, or the failure of the Servicer to perform its duties and service the Contracts in compliance with the terms of this Agreement; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misfeasance, bad faith, or gross negligence of the Trustee. The Servicer shall also indemnify and hold harmless the Trust, the Trust Estate, the Trustee and the Certificateholders against any taxes that may be asserted at any time against any of them with respect to the Contracts, including any sales, gross receipts, general corporation, personal property, privilege or license taxes (but exclusive of federal or other income taxes arising out of payments on the Contracts) and the costs and expenses in defending against such taxes. The Servicer shall immediately notify the Trustee if a claim is made by a third party with respect to the Contracts, shall assume, with the consent of the Trustee, the defense of any such claim and shall pay all expenses in connection therewith, including counsel fees, and shall promptly pay, discharge and satisfy any judgment or decree which may be entered against it, the Trustee or the Trust with respect to the Contracts.

         SECTION 2.8. Effective Period and Termination. The Trustee's appointment as Custodian shall become effective as of the Closing Date and shall continue in full force and effect until the earlier of (i) the execution of the Appointment of Custodian, (ii) the removal of the Trustee pursuant to
Section 9.10 or (iii) the Final Distribution Date. Following the execution of the Appointment of Custodian, the Successor Custodian's appointment as Custodian shall continue in full force and effect until terminated under this
Section 2.8 or until the Final Distribution Date, whichever occurs first. If Onyx shall resign as Servicer under Section 7.4 or if all of the rights and obligations of the Servicer shall have been terminated under Section 8.1, the appointment of the Servicer as Custodian may be terminated by the Trustee, the Insurer, or by the Holders of Certificates evidencing in the aggregate at least 25% of the Pool/Prefunding Balance, in the same manner as the Trustee, the Insurer, or such Holders may terminate the rights and obligations of the Servicer under Section 8.1 (but no occurrence of an Event of Default shall be a precondition to termination). As soon as practicable after any termination of such appointment, the Custodian shall, at its own expense, deliver or cause the delivery of the Contract Files to the Trustee or the Trustee's agent at such place or places as the Trustee may reasonably designate and shall cooperate in good faith to effect such delivery. The foregoing notwithstanding, if the Servicer is acting as Custodian, the Servicer shall, at the request of the Insurer, redeliver the Contract Documents to the Trustee in the event that such redelivery is required by any Rating Agency to consider the Certificates investment grade without consideration of the Surety Bond.

         SECTION 2.9.       Nonpetition Covenant.

         (a) Neither the Seller nor the Servicer shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

         (b) The Servicer shall not, nor cause the Seller to, petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

         SECTION 2.10. Collecting Title Documents Not Delivered at the Closing Date or Subsequent Closing Date. In the case of any Initial Contract or Subsequent Contract in respect of which, in place of a Title Document, the Trustee received on the Closing Date or Subsequent Closing Date, as applicable, written evidence from the Dealer selling the related Initial Financed Vehicle or Subsequent Financed Vehicle, as applicable, or Onyx that the Title Document for such Financed Vehicle showing Onyx as first lienholder has been applied for from the Registrar of Titles, the Servicer shall use its best efforts to collect (or, in the case of the State of California, to obtain evidence in the electronic title records of) such Title Document from the Registrar of Titles as promptly as possible. If such Title Document showing the Servicer as first lienholder is not received (or, in the case of the State of California, verified in the electronic title records) by the Servicer within 180 days after the Closing Date with respect to the Initial Contracts or after each Subsequent Closing Date with respect to the Subsequent Contracts covered thereby, as applicable, then the representation and warranty in Section 2.2(b)(iii) as to such Initial Contracts and in Section 2.2(d)(iii) as to such Subsequent Contracts, as applicable, in respect of such Contract shall be deemed to have been incorrect in a manner that materially and adversely affects the Certificateholders and the Seller shall be obligated to repurchase such Initial Contract or Subsequent Contract in accordance with Section 2.3.

                                  ARTICLE III

                   Administration and Servicing of Contracts

         SECTION 3.1. Duties of Servicer. The Servicer shall manage, service, administer, and make collections on the Contracts. The Servicer agrees that its servicing of the Contracts shall be carried out in accordance with reasonable care and, to the extent more exacting, the procedures used by the Servicer in respect of such contracts serviced by it for its own account; provided, however, that, subject to Section 3.2 as to extensions, the Servicer shall not release or waive the right to collect the unpaid balance of any Contract. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on the Contracts, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Trustee and the Insurer with respect to distributions and the preparation of U.S. Grantor Trust Tax Returns (Form 1041) for the Trustee to sign and file on an annual basis, based on a tax year for the Trust that is the calendar year and any other tax forms required by any federal, state or local tax authority including with respect to original issue discount, if any. The Servicer shall have, subject to the terms hereof, full power and authority, acting alone, and subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with such managing, servicing, administration, and collection that it may deem necessary or desirable; provided, however, that the Servicer shall commence repossession efforts in respect of any Financed Vehicle any payment on the related Contract of which is four or more months delinquent. Without limiting the generality of the foregoing, but subject to the provisions of this Agreement, the Servicer is authorized and empowered by the Trustee to execute and deliver, on behalf of itself, the Trust, the Insurer, the Certificateholders, or the Trustee or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Contracts or to the Financed Vehicles. The Trustee shall furnish the Servicer any documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer may engage agents and subservicers to fulfill its duties hereunder; provided, however, that the Servicer shall remain at all times personally liable for the acts (and failures to act) of such agents and subservicers.

         On or prior to the Closing Date, the Servicer shall deliver to the Insurer and the Trustee a list of Servicing Officers of the Servicer involved in, or responsible for, the administration and servicing of the Contracts, which list shall from time to time be updated by the Servicer on request of the Trustee or the Insurer.

         On the Closing Date, the Servicer shall deposit in the Collection Account (i) all installments of Monthly P&I due on or after the Cut- Off Date and received by the Servicer at least two Business Days prior to the Closing Date; (ii) the proceeds of each Full Prepayment of any Contract and all partial prepayments on Simple Interest Contracts received by the Servicer after the Cut-Off Date and at least two Business Days prior to the Closing Date; and
(iii) all Net

Liquidation Proceeds and Net Insurance Proceeds realized in respect of a Financed Vehicle at least two Business Days prior to the Closing Date.

         Subject to Section 4.2(a) respecting deposits in the Payahead Account, the Servicer shall deposit in or credit to the Collection Account within two Business Days of receipt all collections of Monthly P&I due after the Cut-Off Date received by it on the Contracts together with the proceeds of all Full Prepayments on all Contracts and all partial prepayments on Simple Interest Contracts, and any accompanying interest. The Servicer shall likewise deposit in the Collection Account within two Business Days of receipt all Net Liquidation Proceeds and Net Insurance Proceeds. As of the last day of each Collection Period, all amounts received in each Collection Period shall be applied by the Servicer with respect to each Contract, first, to the Servicer as additional servicing compensation any amounts due for late fees, extension fees or similar charges, second to the payment of Monthly P&I, and third, in the case of Rule of 78's Contracts, to the Payahead Account. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood that collections in the nature of late payment charges or extension fees may, but need not be deposited in the Collection Account and may be retained by the Servicer as additional servicing compensation.

         With respect to payments of Monthly P&I made by Obligors to the Servicer's lock box, the Servicer shall direct the Person maintaining the lock box to deposit the amount collected on the Contracts within one Business Day to the Clearing Account. Such amounts shall be withdrawn from the Clearing Account and deposited in the Collection Account no later than the next following Business Day.

         In order to facilitate the servicing of the Contracts by the Servicer, the Servicer shall retain, subject to and only to the extent permitted by the provisions of this Agreement, all collections on the Contracts prior to the time they are remitted or credited, in accordance with such provisions, to the Collection Account or the Payahead Account, as the case may be. The Servicer acknowledges that the unremitted collections on the Contracts are part of the Trust Estate and the Servicer agrees to act as custodian and bailee of the Trustee and the Insurer in holding such monies and collections. The Servicer agrees, for the benefit of the Trustee, the Trust, the Certificateholders and the Insurer, to act as such custodian and bailee, and to hold and deal with such monies and such collections, as custodian and bailee for the Trustee and the Insurer, in accordance with the provisions of this Agreement.

         The Servicer shall retain all data (including, without limitation, computerized records) relating directly to or maintained in connection with the servicing of the Contracts at the address of the Servicer set forth in Section 11.05, or, upon 15 days' notice to the Insurer and the Trustee, at such other place where the servicing offices of the Servicer are located, and shall give the Trustee and the Insurer access to all data at all reasonable times, and, while an Event of Default shall be continuing, the Servicer shall, on demand of the Trustee or the Insurer deliver or cause to be delivered to the Trustee and the Insurer all data (including, without limitation, computerized records and, to the extent transferable, related operating software) necessary for the servicing of the Contracts and all monies collected by it and required to be deposited in or credited to the Collection Account or the Payahead Account, as the case may be.

         SECTION 3.2. Collection of Contract Payments. The Servicer shall use its best efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due and shall use its best efforts to cause each Obligor to make all payments in respect of his or her Contract to the Servicer. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charges in connection with delinquent payments on a Contract or prepayment charges and (ii) in order to work out a default or an impending default due to the financial condition of an Obligor, grant up to three extensions of the Due Date of any payment for periods of 30 days or less, such that the Maturity Date of no Contract shall, under any circumstances, extend more than 90 days past the originally scheduled date of the last payment on such Contract but in no event beyond the Final Distribution Date. The Servicer shall not extend the Maturity Date of a Contract except as provided in clause (ii) of the preceding sentence. Except as explicitly permitted by this paragraph, the Servicer shall not change any material term of a Contract, including but not limited to the interest rate, the payment amounts or due dates, or the property securing such Contract.

         SECTION 3.3. Realization Upon Contracts. The Servicer shall use its best efforts, consistent with the servicing standard specified in Section 3.1, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Contract as to which no satisfactory arrangements can be made for collection of delinquent payments. Such servicing procedures may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. In connection with such repossession or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual for prudent holders of retail installment sales contracts and as shall be in compliance with all applicable laws, and, in connection with the repossession of any Financed Vehicle or any contract in default, may commence and prosecute any proceedings in respect of such Contract in its own name or, if the Servicer deems it necessary, in the name of the Trust or on behalf of the Trust. The Servicer's obligations under this Section are subject to the provision that, in the case of damage to a Financed Vehicle from an uninsured cause, the Servicer shall not be required to expend its own funds in repairing such motor vehicle unless it shall determine (i) that such restoration will increase the proceeds of liquidation of the related Contract, after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable by it either as Liquidation Expenses or as expenses recoverable under an applicable insurance policy. The Servicer shall be responsible for all other costs and expenses incurred by it in connection with any action taken in respect of a Defaulted Contract; provided, however, that it shall be entitled to reimbursement of such costs and expenses to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy. All Net Liquidation Proceeds and Net Insurance Proceeds shall be deposited directly in or credited to the Collection Account (without deposit in any intervening account) to the extent required by Section 4.2.

         SECTION 3.4. Insurance. The Servicer shall cause to be maintained the Blanket Insurance Policy with the Trustee as the named payee thereunder with respect to the Contracts.

         SECTION 3.5. Maintenance of Security Interests in Financed Vehicles. The Servicer shall take such steps as are necessary to maintain continuous perfection and priority of the security interest created by each Contract in the related Financed Vehicle, including but not limited to, obtaining the execution by the related Obligor and the recording, registering, filing, re-recording, re-registering, and refiling of all security agreements, financing statements, continuation statements or other instruments as are necessary to maintain the security interest granted by such Obligor under each respective Contract. The Trustee hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Trust in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Contract to the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title (or, in the case of the State of California, the electronic title record), or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to grant to the Trust a perfected security interest in the related Financed Vehicle, the Servicer hereby agrees that the Servicer's listing as the secured party on the certificate of title (or, in the case of the State of California, the electronic title record) is deemed to be in its capacity as agent of the Trust and further agrees to hold such certificate of title (or, in the case of the State of California, the electronic title record) as the Trustee's agent and custodian; provided that the Servicer shall not make, nor shall the Trustee or Certificateholders have the right to require that the Servicer make, any such notation on the related Financed Vehicles' certificate of title (or, in the case of the State of California, the electronic title record) or fulfill any such additional administrative requirement of the laws of the state in which a Financed Vehicle is located.

         SECTION 3.6. Covenants, Representations and Warranties of Servicer. The Servicer hereby makes the following covenants, representations and warranties on which the Trustee shall rely accepting the Contracts in trust and authenticating the Certificates.

         (a)      The Servicer covenants as to the Contracts:

                 (i) the Financed Vehicle securing each Contract shall not be released from the lien granted by the Contract in whole or in part, except as contemplated herein;

                 (ii) the Servicer shall not impair the rights of the Trust in the Contracts;

                 (iii) the Servicer shall not increase the number of payments under a Contract, nor increase the amount financed under a Contract, nor extend or forgive payments on a Contract, except as provided in Section 3.2; and

                 (iv) the Servicer may consent to the sale or transfer by an Obligor of any Financed Vehicle if the original Obligor under the related Contract remains liable under such Contract and the transferee assumes all of the Obligor's obligations thereunder.

         (b)      The Servicer represents and warrants as of the Closing Date:

                 (i) the Servicer (1) has been duly organized, is validly existing and in good standing as a corporation organized and existing under the laws of the State of Delaware, (2) has qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, and (3) has full power, authority and legal right to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

                 (ii) the execution and delivery by the Servicer of this Agreement are within the corporate power of the Servicer and have been duly authorized by all necessary corporate action on the part of the Servicer. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Servicer or its properties or the Certificate of Incorporation or Bylaws of the Servicer, or any of the provisions of any indenture, mortgage, contract or other instrument to which the Servicer is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument;

                 (iii) other than consents that have been obtained prior to the Closing Date, the Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

                 (iv) this Agreement has been duly executed and delivered by the Servicer and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of creditors' rights generally);

                 (v) there are no actions, suits or proceedings pending or, to the knowledge of the Servicer, threatened against or affecting the Servicer, before or by any court, administrative agency, arbitrator or governmental body with respect to any of the transactions contemplated by this Agreement, or which will, if determined adversely to the Servicer, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect the Servicer's ability to perform its obligations under this Agreement. The Servicer is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by the above-mentioned documents; and

                 (vi) the Servicer has obtained or made all necessary consents, approvals, waivers and notifications of creditors, lessors and other nongovernmental persons, in each case, in connection with the execution and delivery of this Agreement, and the consummation of all the transactions herein contemplated.

         SECTION 3.7. Purchase of Contracts Upon Breach of Covenant. The Servicer or the Trustee shall inform the other party and the Insurer promptly, in writing, upon the discovery of any breach of the representation and warranties set forth in Section 3.6 and the covenants set forth in Section 3.5. Unless the breach shall have been cured within 30 days following such discovery or receipt of notice of such breach, the Servicer shall purchase any Contract materially and adversely affected by such breach from the Trust. As consideration for the Contract, the Servicer shall remit the Repurchase Amount on the Business Day preceding the Servicer Report Date next succeeding the end of such 30-day cure period in the manner specified in Section 4.4. The sole remedy of the Trustee, the Trust, or the Certificateholders with respect to a breach pursuant to Section 3.5 (other than as specified therein) and Section
3.6 shall be to require the Servicer to purchase Contracts pursuant to this
Section 3.7; provided, however, that the Servicer shall indemnify the Trustee and its officers, directors, agents and employees, the Insurer, the Trust and the Certificateholders against all costs, expenses, losses damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third-party claims arising out of the events or facts giving rise to such breach.

         Any successor Servicer appointed pursuant to Section 8.2 shall not be obligated to purchase Contracts pursuant to this Section 3.7 with respect to any breaches by any prior Servicer.

         SECTION 3.8. Servicing Compensation. As compensation for the performance of its obligations under this Agreement and subject to the terms of this Section 3.8, the Servicer shall be entitled to receive on each Distribution Date the Servicing Fee in respect of each Contract that was Outstanding at the beginning of the Collection Period ending immediately prior to such Distribution Date. As servicing compensation in addition to the Servicing Fee, the Servicer shall be entitled (i) to retain all late payment charges, extension fees and similar items paid in respect of Contracts, (ii) to receive, in respect of each Rule of 78's Contract that is prepaid in full prior to its Maturity Date, the amount by which the outstanding principal balance of such Contract (determined in accordance with the Rule of 78's method) exceeds the Scheduled Balance of such Contract at the time of such prepayment and (iii) to receive all investment earnings on funds credited to the Collection Account; provided, however, that the Servicer agrees that each amount payable to it pursuant to clause (ii) of this Section 3.8 shall be deposited in the Spread Account and applied in accordance with the Insurance Agreement. The Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement of such expenses except to the extent provided in Section 3.3.

         SECTION 3.9. Reporting by the Servicer.

         (a) No later than 3:00 p.m. New York City time on each Servicer Report Date, the Servicer shall transmit to the Trustee and the Insurer a statement (the "Distribution Date Statement") setting forth with respect to the next succeeding Distribution Date:

                 (i)      the Interest Distribution for such Distribution Date;

                 (ii)     the Principal Distribution for such Distribution
         Date;

                 (iii) the Certificate Distribution Amount for such Distribution Date;

                 (iv) the Premium payable to the Insurer and the amount to be deposited in the Spread Account;

                 (v) the aggregate Servicing Fee with respect to the Contracts for the related Collection Period;

                 (vi) the number of, and aggregate amount of monthly principal and interest payments due on, the Contracts which are delinquent as of the end of the related Collection Period presented on a 30-day, 60-day and 90-day basis;

                 (vii) the Collection Account Amount Available and the Policy Claim Amount, if any, for such Distribution Date;

                 (viii) during the Funding Period, the remaining Prefunded Amount and the Negative Carry Amount, if any, on deposit in the Prefunding Account for the related Collection Period;

                 (ix) for the first Distribution Date that is on or immediately following the end of the Funding Period, if any, the amount of the Prefunded Amount that has not been used to purchase Subsequent Contracts and is being distributed as a payment of principal to Certificateholders;

                 (x) the aggregate amount of Liquidation Proceeds received for Defaulted Contracts;

                 (xi)     the net credit losses for the Collection Period;

                 (xii) the number and net outstanding balance of Contracts for which the Financed Vehicle has been repossessed;

                 (xiii)   the Pool Balance; and

         (b)     the amount of claims, if any, made on the Surety Bond.

Each such Distribution Date Statement shall be accompanied by an Officers' Certificate of the Servicer, which Officers' Certificate shall state that the computations reflected in such statement were made in conformity with the requirements of this Agreement.

         (c) On each Servicer Report Date, the Servicer shall render to the Trustee and the Insurer a report, in respect of the immediately preceding Collection Period, setting forth the following:

                 (i) the aggregate amount, if any, paid by or due from it for the purchases of Contracts which the Seller or the Servicer has become obligated to repurchase or purchase pursuant to Sections 2.3 or 3.7;

                 (ii) the net amount of funds which have been deposited in or credited to the Collection Account or the Payahead Account in respect of such Collection Period (including amounts, if any, collected during the next preceding Collection Period and deposited in the Payahead Account pursuant to Section 4.1) after giving effect to all permitted deductions therefrom pursuant to Section 4.2;

                 (iii) with respect to each Contract that became a Liquidated Contract during the Collection Period, the following information:

                          (A)     its Contract Number;

                          (B) the effective date as of which such Contract became a Liquidated Contract;

                          (C) its Monthly P&I and Scheduled Balance as of the prior Distribution Date (or as of the Closing Date in the case of the first Distribution Date); and

                          (D) the amount of the Net Liquidation Proceeds or Net Insurance Proceeds;

                 (iv) with respect to each Contract which was the subject of a Full Prepayment during such Collection Period, the following information:

                          (A)     its Contract Number; and

                          (B)     the date of such Full Prepayment;

                 (v) the Contract Numbers, Monthly P&I, Scheduled Balances and Maturity Dates of all Contracts which became Defaulted Contracts during such Collection Period;

                 (vi) the Capitalized Interest Amount with respect to such Collection Period and the amount, if any, withdrawn from the Capitalized Interest Account in payment thereof;

                 (vii) during the Funding Period, the remaining Prefunded Amount on deposit in the Prefunding Account and the Negative Carry Amount for the related Collection Period;

                 (viii) for the first Distribution Date that is on or immediately following the end of the Funding Period, if any, the amount of the Prefunded Amount that has not been used to purchase Subsequent Contracts and is being distributed as a payment of principal to Certificateholders;

                 (ix) any other information relating to the Contracts reasonably requested by the Trustee or the Insurer; and

                 (x) the amount of Net Liquidation Proceeds and Net Insurance Proceeds which have been deposited in or credited to the Collection Account in respect of the Collection Period ending immediately prior to such Servicer Report Date and the cumulative amount of Net Liquidation Proceeds and Net Insurance Proceeds deposited in or credited to the Collection Account during the preceding Collection Periods.

         SECTION 3.10. Annual Statement as to Compliance.

         (a) The Servicer shall deliver to the Trustee and the Insurer, on or before March 15, 1998 and on or before March 15 of each fiscal year thereafter, an Officers' Certificate of the Servicer stating that (i) a review of the activities of the Servicer during the preceding fiscal year (since the Closing Date in the case of the first of such Officers' Certificates required to be delivered) and of its performance under the Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year and that no default under this Agreement has occurred and is continuing, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate and the report referred to in
    Section 3.11 may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

         (b) The Servicer shall deliver to the Trustee, the Insurer and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, an Officer's Certificate specifying any event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 8.1.

         SECTION 3.11. Annual Independent Certified Public Accountant's Report. On or before March 15, 1998 and on or before March 15 of each fiscal year thereafter, the Servicer at its expense shall cause a firm of nationally-recognized independent certified public accountants (who may also render other services to the Servicer) to furnish a report to the Trustee and the Insurer to the effect that (i) they have audited the balance sheet of the Servicer as of the last day of said fiscal year and the related statements of operations, retained earnings and cash flows for such fiscal year and have issued an opinion thereon, specifying the date thereof, (ii) they have also audited the reports delivered by the Servicer pursuant to Section 3.9(b) and certain other documents and the records relating to the servicing of the Contracts and the distributions on the Certificates under this Agreement, (iii) their audit as described under clauses (i) and (ii) above was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as they considered necessary in the circumstances, and (iv) their audits described under clauses (i) and (ii) above disclosed no exceptions which, in their opinion, were material, relating to the servicing of such Contracts in accordance with this Agreement and the making of distributions on the Certificates in accordance with this Agreement, or, if any such exceptions were disclosed thereby, setting forth those exceptions which, in their opinion, were material.

         SECTION 3.12. Access to Certain Documentation and Information Regarding Contracts. If the Servicer is acting as Custodian, the Servicer shall provide to the Certificateholders, the Trustee and the Insurer reasonable access to the Contract Files. Access shall be afforded without charge, but only upon reasonable request and during normal business hours at designated offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 3.12.

         SECTION 3.13. Fidelity Bond. The Servicer shall maintain a fidelity bond in such form and amount as is customary for banks acting as custodian of funds and documents in respect of mortgage loans or consumer contracts on behalf of institutional investors.

         SECTION 3.14. Indemnification; Third Party Claims. The Servicer agrees to indemnify and hold the Trust, the Trustee and its officers, directors, agents and employees, and the Certificateholders harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any reasonable other costs, fees and expenses that the Trustee or the Certificateholders may sustain because of the failure of the Servicer to perform its duties and service the Contracts in compliance with the terms of this Agreement. The Servicer shall immediately notify the Trustee if a claim is made by a third party with respect to the Contracts, shall assume, with the consent of the Trustee, the defense of any such claim and shall pay all expenses in connection therewith, including counsel fees, and shall promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Trustee or the Certificateholders.

         SECTION 3.15. Reports to Certificateholders and the Rating Agencies.

         (a) The Trustee at its own expense shall provide to each Certificateholder a copy of each Distribution Date Statement described in
    Section 3.9 concurrently with the delivery of the statement described in
    Section 4.5 below.

         (b) The Trustee shall provide to any Certificateholder who so requests in writing (addressed to the Corporate Trust Office) a copy of the annual audit statement described in Section 3.10, or the annual audit report described in Section 3.11. The Trustee may require the Certificateholder to pay a reasonable sum to cover the cost of the Trustee's complying with such request.

         (c) The Trustee shall forward to the Rating Agencies and the Insurer the statement to Certificateholders described in Section 4.5 and any other reports it may receive pursuant to this Agreement to (i) Standard & Poor's Ratings Services, Asset-Backed Surveillance Group, 26 Broadway, Fifteenth Floor, New York, New York 10004, (ii) Moody's Investors Service, Inc., ABS Monitoring Dept., 99 Church Street, 4th Floor, New York, New York 10007, and (iii) the address of the Insurer at the address set forth in the Insurance Agreement.

                                   ARTICLE IV

                Distributions; Statements to Certificateholders

         SECTION 4.1.        Accounts.

         (a) Prior to the Closing Date, the Servicer shall open, at a depository institution (which may be the Trustee), an account denominated "Collection Account -- GT 1997-4, Bankers Trust Company, Trustee" (the "Collection Account") and an account denominated "Payahead Account -- GT 1997-4, Bankers Trust Company, as agent" (the "Payahead Account") for the benefit of the Trustee on behalf of the Obligors and the Certificateholders, as their interests may appear, and an account denominated "Prefunding Account -- GT 1997-4, Bankers Trust Company, Trustee" for the benefit of the Certificateholders (the "Prefunding Account," and, collectively, with the Collection Account and the Payahead Account, the "Accounts"). The Accounts shall be Eligible Accounts. The Servicer shall give the Trustee and the Insurer at least five Business Days' written notice of any change in the location of any Account and any related account identification information. All moneys deposited in or credited to, from time to time, the Collection Account and Prefunding Account shall be part of the Trust and all moneys deposited in or credited to, from time to time, the Collection Account and Prefunding Account shall be invested by the Trustee in Eligible Investments pursuant to Section 4.1(c) and 4.1(d), respectively.

         (b) If as of the last day of a Collection Period a payment in an amount less than the scheduled payment of Monthly P&I has been made for a Rule of 78's Contract with respect to which amounts have been deposited in or credited to the Payahead Account in a preceding Collection Period in accordance with Sections 3.1 and 4.2(a), the Servicer shall withdraw from the Payahead Account and deposit into the Collection Account by the fifth Business Day preceding the Distribution Date immediately succeeding such Collection Period the amount of such Monthly P&I, to the extent available from amounts deposited in or credited to the Payahead Account with respect to such Contract. Amounts on deposit in the Payahead Account shall be invested by Bankers Trust Company upon the written direction of the Servicer in Eligible Investments which mature not later than the fifth Business Day prior to the Distribution Date to which such amounts relate, and any earnings on such Eligible Investments shall be payable to the Servicer. The Payahead Account and all amounts on deposit therein or credited thereto shall not be considered part of the Trust Estate.

         (c) All funds in the Collection Account shall be invested by the Trustee in Eligible Investments. The Insurer shall direct the Trustee in writing to invest funds in the Collection

    Account in Eligible Investments; provided that in the absence of such directions from the Insurer, the Servicer may so direct the Trustee. All such investments shall be in the name of the Trustee as trustee of the Trust. All income or other gain from investment of monies deposited in or credited to the Collection Account shall be paid by the Trustee to the Servicer monthly, unless earlier requested by the Servicer. The maximum permissible maturities of any such investments pursuant to this Section 4.1(c) on any date shall not be later than the Servicer Report Date preceding the Distribution Date next succeeding the date of such investment; provided, however, that such funds may be invested by the Trustee in Eligible Investments of the entity that is serving as Trustee (or an entity which meets the criteria in clauses (b) or (c) of the definition of Eligible Account) that mature on the Business Day prior to such Distribution Date. No such investment may be sold prior to its maturity.

         (d) The Prefunded Amount shall be invested by the Trustee in Eligible Investments at the written direction of the Insurer, provided, that if on any date the Insurer has not provided instructions with respect to such investments by 10:00 a.m. New York City time, the Trustee shall invest such funds in the last Eligible Investment in which such funds were invested. All such investments shall be in the name of the Trustee as trustee of the Trust. All income or other gain from investment of the Prefunded Amount shall be deposited in or credited to the Collection Account no later than the Servicer Report Date preceding any Distribution Date during (or immediately following) the Funding Period. The maximum permissible maturities of any such investments shall be not later than the next Business Day.

         SECTION 4.2. Collections; Transfer to Payahead Account; Realization Upon Surety Bond; Net Deposit.

         (a) Subject to Section 4.4 below, the Servicer shall remit or credit all payments on a daily basis, within two Business Days of receipt, by or on behalf of the Obligors on the Contracts and all Net Liquidation Proceeds and Net Insurance Proceeds to the Collection Account. The Servicer shall deposit the Capitalized Interest Amount with respect to each Collection Period to the Collection Account no later than the immediately following Servicer Report Date provided, that if the Servicer fails to make such deposit, the Capitalized Interest Agent, pursuant to Section 4.6(a)(ii), shall withdraw the Capitalized Interest Amount from the Capitalized Interest Account on the Servicer Report Date and deposit such amount into the Collection Account. Prior to the Servicer Report Date, amounts with respect to Rule of 78's Contracts which had been deposited in or credited to the Collection Account pursuant to the next preceding sentence during the preceding Collection Period shall be deposited in or credited to the Payahead Account (in accordance with the Distribution Date Statement) to the extent that such amounts are installments of Monthly P&I which are due in a Collection Period relating to a Distribution Date subsequent to the Distribution Date immediately succeeding such Collection Period.

         (b) Based upon the report referenced in Section 3.9(b) delivered by the Servicer to the Trustee on the Servicer Report Date, the Servicer shall determine the Collection Account Amount Available, compare such amount to the amounts required to be distributed pursuant to Section 4.3, and determine the Policy Claim Amount, if any, which exists with respect to the related Distribution Date.

         (c) The Trustee shall, no later than 12:00 p.m. New York time on the third Business Day prior to each Distribution Date, make a claim under the Surety Bond for the Policy Claim Amount, if any, for such Distribution Date by delivering to the Insurer and the Bank, with a copy to the Servicer, by hand delivery, telex or facsimile transmission, a Deficiency Notice specifying the Policy Claim Amount. In making any such claim, the Trustee shall comply with all the terms and conditions of the Surety Bond. The notice of such claim shall direct the Insurer and Bank to remit such Policy Claim Amount (no later than 11:00 a.m. on the Business Day immediately preceding such Distribution Date) to the Trustee for deposit in the Collection Account.

         (d) So long as Onyx is the Servicer, the Servicer may make deposits in or credits to the Collection Account net of amounts to be paid to the Servicer under this Agreement. Notwithstanding the foregoing, the Servicer shall maintain the records and accounts for such deposits and credits on a gross basis.

         SECTION 4.3.       Distributions.

         (a) On the Business Day immediately preceding each Distribution Date, the Trustee shall transfer, or cause to be transferred, to the Paying Agent for deposit in the Distribution Account from the Amount Available in the Collection Account, the amounts set forth in clauses (ii) and (iii) below, to the extent that such amounts are available after giving effect to the amount to be distributed on the Distribution Date set forth in clause
    (i).

         On each Distribution Date, the following amounts shall be distributed from the Amount Available in the following order of priority in accordance with the Distribution Date Statement:

                 (i) by the Trustee, from the Collection Account to the Servicer, the Servicing Fee to the extent of the Amount Available allocable to interest from any source under the Recomputed Actuarial Method in the case of Rule of 78's Contracts and under the Simple Interest Method in the case of Simple Interest Contracts;

                 (ii) by the Paying Agent from the Distribution Account, to the Certificateholders, the Interest Distribution to the extent of the Amount Available allocable to interest from any source on each Contract under the Recomputed Actuarial Method in the case of Rule of 78's Contracts and under the Simple Interest Method in the case of Simple Interest Contracts;

                 (iii) by the Paying Agent from the Distribution Account, to the Certificateholders, the Principal Distribution to the extent of the Amount Available allocable to principal from any source on each Contract under the Recomputed Actuarial

         Method in the case of Rule of 78's Contracts and under the Simple Interest Method in the case of Simple Interest Contracts; and

                 (iv) by the Trustee from the Collection Account, to the Insurer, the Premium.

         Any amounts remaining in the Collection Account after giving effect to the distributions set forth in items (i) through (iv) above shall be deposited in the Spread Account and shall be held or distributed in accordance with the provisions of the Insurance Agreement.

         All distributions to Certificateholders shall be made pro rata by check mailed to each Certificateholder of record on the Record Date next preceding the Distribution Date for such distribution; provided, that if so directed by the Servicer in the case of Certificates registered in the name of a Clearing Agency, such distribution shall be made by wire transfer in immediately available funds.

         (b) On the Business Day preceding the Mandatory Partial Prepayment Date, the Trustee shall remit the Prepayment Amount to the Collection Account pursuant to Section 4.7.

         SECTION 4.4. Remittance Of Repurchase Amount. The Servicer or the Seller, as the case may be, shall remit or credit to the Collection Account the aggregate Repurchase Amount with respect to Repurchased Contracts on the Business Day preceding the Servicer Report Date next succeeding the last day of the related cure period specified in Sections 2.3 or 3.7, as the case may be.

         SECTION 4.5. Statements to Certificateholders. On each Distribution Date, the Trustee shall include with each distribution to each Certificateholder a statement, based on information set forth in the Distribution Date Statement furnished pursuant to Section 3.9, setting forth for such Distribution Date the following information:

         (a) the amount of such Certificateholder's distribution allocable to principal, separately identifying the aggregate amount included therein of any (i) Mandatory Partial Prepayments of principal on Rule of 78's Contracts, and (ii) Mandatory Partial Prepayments and partial prepayments of principal on Simple Interest Contracts;

         (b) the amount of such Certificateholder's distribution allocable to interest;

         (c) the Certificateholder's pro rata portion of expenses allocable to the Servicing Fee paid to the Servicer and the Premium paid to the Insurer;

         (d) during the Funding Period, the Aggregate Scheduled Balance of Subsequent Contracts transferred to the Trust during the preceding Collection Period;

         (e) during the Funding Period, the remaining amount on deposit, if any, in the Prefunding Account, after giving effect to (d) above;

         (f) for the first Distribution Date that is on or immediately following the end of the Funding Period, if any, the amount of the Prefunded Amount that has not been used to purchase Subsequent Contracts and is being distributed as a payment of principal to Certificateholders; and

         (g) the Pool Balance and the Pool Factor as of the Distribution Date (after giving effect to the distribution made on such Distribution
    Date).

         In the case of the information furnished pursuant to clauses (a), (b) and (c) above, the amounts shall be expressed as a dollar amount per Certificate evidencing a $1,000 denomination.

         Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Servicer shall prepare and furnish to the Trustee and the Paying Agent and the Paying Agent shall furnish, to each Person who on any Record Date during such calendar year shall have been a Certificateholder, a statement containing the sum of the amounts determined in clauses (a) through (c) and such other information as is reasonably necessary for the preparation of such Person's federal income tax return in respect of the Certificates, for such calendar year or, in the event such Person shall have been a Certificateholder during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Certificateholder's preparation of federal income tax returns.

         SECTION 4.6. Capitalized Interest Account.

         (a) On or before the Closing Date, pursuant to the terms of the Capitalized Interest Agreement, Onyx shall establish and maintain a separate trust account in the name of the Capitalized Interest Agent, as agent for the Certificateholders and the Insurer (the "Capitalized Interest Account") to secure the payment of any Capitalized Interest Amounts required to be paid on any Servicer Report Date pursuant to the Capitalized Interest Agreement which Onyx has not paid as of the Business Day prior to such Servicer Report Date and required to be paid on any Subsequent Closing Date which Onyx has not paid as of such Subsequent Closing Date. The Capitalized Interest Account shall be established at a depository institution (which may be the Trustee) and shall be an Eligible Account. On the date of issuance of the Certificates, pursuant to the Capitalized Interest Agreement, Onyx shall deposit $o into the Capitalized Interest Account. The Capitalized Interest Account shall not be part of the Trust. Each of the Certificateholders on behalf of itself and its successors and assigns (including, but not limited to any future Certificateholder), and the Insurer hereby appoints the Capitalized Interest Agent, acting in its capacity as agent for the purposes of this Section 4.6 and not as Trustee with respect to the Capitalized Interest Account, as its agent and the Capitalized Interest Agent hereby accepts such appointment subject to the terms and conditions hereof. In order to secure the obligations of Onyx and the Seller under the Capitalized Interest Agreement, Onyx and the Seller hereby pledge and grant a security interest in and to the Capitalized Interest Account, all funds and investments on deposit therein or credited thereto and all proceeds thereof to the Capitalized Interest Agent and its successors and assigns, subject, however, to the limitations set forth below:

                 (i) All or a portion of the Capitalized Interest Account may be invested and reinvested in Eligible Investments in accordance with written instructions from Onyx. All such investments shall be made in the name of the Capitalized Interest Agent and all income and gain realized thereon shall be solely for the benefit of Onyx and shall be payable by the Capitalized Interest Agent to Onyx on each Servicer Report Date from time to time upon Onyx's written request to the Capitalized Interest Agent;

                 (ii) If with respect to any Collection Period the Seller or Onyx shall have failed to make or cause to be made in full the remittance of the Capitalized Interest Amount on the date required by the Capitalized Interest Agreement, the Capitalized Interest Agent on the Servicer Report Date, shall, upon the written direction of the Servicer or the Insurer, at the opening of business on the Servicer Report Date, withdraw from the Capitalized Interest Account and deposit into the Collection Account, the amount of the shortfall between the amount of funds that are required to be remitted by the Seller or Onyx with respect to the Capitalized Interest Agreement as set forth in the report delivered by the Servicer pursuant to Section 3.9(b) and the amount of funds actually so remitted;

                 (iii) On each Subsequent Closing Date, the aggregate Additional Capitalized Interest Amounts (if any) with respect to the Subsequent Contracts conveyed to the Trust during the period from (and including) the preceding Subsequent Closing Date (or the initial Closing Date, in the case of the first Subsequent Closing Date) to (but excluding) such Subsequent Closing Date shall be deposited in the Capitalized Interest Account;

                 (iv) On each Subsequent Closing Date, upon the satisfaction of the conditions set forth in Section 2.1(h), the Capitalized Interest Amount with respect to such Subsequent Closing Date shall be released from the Capitalized Interest Account and paid to Onyx; and

                 (v) Upon termination of this Agreement in accordance with Sections 10.1 and 10.2, any amounts on deposit in the Capitalized Interest Account shall, upon written request of Onyx, be paid to Onyx.

         SECTION 4.7.       Prefunding Account.

         (a) Pursuant to Section 4.1, the Servicer shall establish the Prefunding Account in the name of the Trustee for the benefit of the Certificateholders.

         (b) On the Closing Date, the Seller shall deposit into the Prefunding Account an amount equal to the Prefunded Amount from the proceeds of the sale of the Certificates. Upon receipt of the Transfer Certificate and the Contract Documents referenced therein by 10:00 a.m. California time on such Subsequent Transfer Date, the Trustee shall withdraw from the Prefunding Account an amount equal to the aggregate original principal balance of the Subsequent Contracts (determined as of the related Subsequent Transfer Date) that have been delivered to the Trustee and wire such amount by federal funds to the Seller's account listed in the Transfer Certificate relating to such Subsequent Transfer Date by 1:00 p.m. California time on the same day (or if such Transfer Certificate and Contract Documents referenced therein are not received by the Trustee by the 10:00 a.m. deadline, then by 1:00 p.m. California time on the next Business Day).

         (c) If any amount remains on deposit in the Prefunding Account on April 15, 1998, such amount shall be invested at the written instruction of the Servicer in a single Eligible Investment which matures on the Business Day preceding the Final Distribution Date; provided, that in the event no such Eligible Investment is available, such amount shall not be invested but shall be held in the Prefunding Account uninvested.

         (d) On the Business Day preceding the Final Distribution Date, the Servicer shall instruct the Trustee in writing to withdraw the Prepayment Amount from the Prefunding Account and deposit such amount in the Collection Account to be included in the Collection Account Amount Available with respect to the Mandatory Partial Prepayment Date.

                                   ARTICLE V

                                The Certificates

         SECTION 5.1. The Certificates. Unless otherwise specified in the Agreement, the Certificates shall be substantially in the form set forth in Exhibit B and shall be issued in denominations of $1,000 and integral multiples thereof; provided, however, that one Certificate may be issued in a denomination that includes any residual portion of the Original Pool/Pre-Funding Amount. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of the issuance of such Certificates. No Certificate shall entitle its holder to any benefit under the Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit B hereto executed by the Trustee by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Upon issuance pursuant to the terms of the Agreement, the Certificates will be entitled to the benefits of the Agreement.

         SECTION 5.2. Execution, Authentication and Delivery of Certificates. In exchange for the Contracts and the other assets of the Trust as of the Closing Date, simultaneously with the sale, assignment and transfer to the Trustee of the Contracts, the delivery to the Trustee of the Contract Documents, the constructive delivery to the Trust of the Contract Files other than the Contract Documents and the delivery to the Trustee of the other components of the Trust (other than the Subsequent Contracts and related property), the Trustee shall deliver to, or upon the written order of, the Seller, Certificates duly executed by the Trustee, on behalf of the Trust, and authenticated by the Trustee in authorized denominations equaling in the aggregate the Original Pool/Prefunding Amount, and evidencing the entire ownership of the Trust.

         SECTION 5.3. Registration of Transfer and Exchange of Certificates. The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and certificate registrar (the "Transfer Agent" and "Certificate Registrar") and maintain, pursuant to Section 5.7, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall be the initial Transfer Agent and Certificate Registrar.

         Subject to the other provisions of this Section , upon surrender for registration or transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount at the Corporate Trust Office.

         Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder. Each Certificate surrendered for registration of transfer and exchange shall be cancelled and subsequently destroyed by the Trustee.

         No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax of governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         SECTION 5.4. Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss, or theft of any Certificate and (ii) there shall be delivered to the Certificate Registrar or the Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 5.4, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 5.4 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

         SECTION 5.5. Persons Deemed Owners. Prior to due presentation of a Certificate for registration or transfer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.3 and for all other purposes whatsoever, and neither the Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

         SECTION 5.6. Access to List of Certificateholders' Names and Addresses. The Trustee shall furnish or cause to be furnished to the Servicer, within 15 days after receipt by the Trustee of a request therefor from the Servicer in writing, a list of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders, or one or more Holders of Certificates evidencing in the aggregate not less than 25% of the Pool/Prefunding Balance (hereinafter referred to as "applicants"), apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under the Agreement or under the Certificates and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed to hold neither the Servicer nor the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         SECTION 5.7. Maintenance of Office or Agency. The Trustee shall maintain in the Borough of Manhattan, the City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and the Agreement may be served. The Trustee initially designated the Corporate Trust Office as specified in the Agreement as its office for such purposes. The Trustee shall give prompt written notice to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         SECTION 5.8. Book-Entry Certificates. The Certificates (other than a Certificate representing any residual portion of the Pool/Prefunding Balance), upon original issuance, shall be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by the Seller or on its behalf. The Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section
5.10. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to Certificateholders pursuant to Section 5.10:

                 (i) the provisions of this Section 5.8 shall be in full force and effect;

                 (ii) the Seller, the Servicer, the Paying Agent, the Transfer Agent and Certificate Registrar and the Trustee may deal exclusively with the Clearing Agency for all purposes (including the making of distributions in respect of the Certificates and the taking of actions by the Certificateholders) as the authorized representative of the Clearing Agency Participants and the Certificate Owners;

                 (iii) to the extent that the provisions of this Section 5.8 conflict with any other provisions of the Agreement, the provisions of this Section 5.8 shall control;

                 (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency (or to the extent Certificate Owners are not Clearing Agency Participants through the Clearing Agency Participants through which such Certificate Owners own Book- Entry Certificates) and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants and all references in the Agreement to actions by Certificateholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in the Agreement to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with the procedures of the Clearing Agency; and

                 (v) pursuant to the Depository Agreement, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Certificate Owners or their nominees.

         The Clearing Agency Participants shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Clearing Agency, and the Clearing Agency may be treated by the Trustee, and its agents, employees, officers and directors, as the absolute owner of the Certificates for all purposes whatsoever.

         SECTION 5.9. Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under the Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 5.10, the Trustee and the Paying Agent shall give all such notices and communications specified herein to be given by it to Certificateholders to the Clearing Agency.

         SECTION 5.10. Definitive Certificates. If (i)(A) the Seller advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities under the Depository Agreement, and
(B) the Trustee or the Seller is unable to locate a qualified successor or (ii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating more than 50% of the Pool/Prefunding Balance advise the Clearing Agency and the Trustee (and the Clearing Agency shall notify the Trustee in writing thereof) through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate

Owners, the Trustee shall notify the Clearing Agency of the occurrence of any event described in clauses (i) and (ii) above and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Transfer Agent and Certificate Registrar by the Clearing Agency of Certificates registered in the name of such Clearing Agency or its nominee, accompanied by re-registration instructions from the Clearing Agency for registration of the Definitive Certificates, the Trustee shall execute on behalf of the Trust, authenticate and (if the Transfer Agent and Certificate Registrar is different than the Trustee, then the Transfer Agent and Certificate Registrar shall) deliver Definitive Certificates. The Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. None of the Seller, the Servicer, the Transfer Agent and Certificate Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on such instruction. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Transfer Agent and Certificate Registrar, to the extent applicable with respect to such Definitive Certificates and the Trustee, the Paying Agent and the Transfer Agent and Certificate Registrar shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         SECTION 5.11.      Appointment of Paying Agent.

         (a) The Paying Agent shall have the revocable power to withdraw funds from the Collection Account and make distributions to the Certificateholders. The Trustee may revoke such power and remove the Paying Agent, if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under the Agreement in any material respect or for other good cause. The Paying Agent shall initially be Bankers Trust Company. Bankers Trust Company shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer and the Trustee. In the event that Bankers Trust Company shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent, which shall be a bank or trust company.

         (b) The Trustee shall cause the Paying Agent (if other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders, and the Trustee in trust for the benefit of the Certificateholders or other party entitled thereto until such sums shall be paid to such Certificateholders or other party entitled thereto and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Certificate Owners.

         (c) Bankers Trust Company in its capacity as initial Paying Agent hereunder agrees that it (i) will hold all sums held by it hereunder for payment to the Certificateholders, in trust for the benefit of the Certificateholders or other party entitled thereto until such sums shall be paid to such Certificateholders or other party entitled thereto and (ii) shall comply with all requirements of the Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Certificate Owners.





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
         SECTION 5.12.      Authenticating Agent.

         (a) The Trustee may appoint one or more authenticating agents (each an "Authenticating Agent") with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Any authenticating agent appointed by the Trustee shall require the consent of the Seller, which consent may not be unreasonably withheld.

         (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

         (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and the Seller. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Seller. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Seller, the Trustee promptly may appoint a successor authenticating agent with the consent of the Seller. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. Any successor authenticating agent appointed by the Trustee shall require the consent of the Seller, which consent may not be unreasonably withheld.

         (d) The Servicer shall pay the Authenticating Agent from time to time reasonable compensation for its services under this Section 5.12.

         (e) Pursuant to an appointment made under this Section 5.12, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

         This is one of the certificates referred to in the within mentioned Agreement.

                                   _____________________________,
                                   as Trustee

                                   By:__________________________
                                         Authorized Signatory





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
                                       or

                                  as Authenticating Agent
                                  for the Trustee,

                                  By:__________________________
                                        Authorized Signatory

         SECTION 5.13. Actions of Certificateholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Seller or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Agreement and conclusive in favor of the Trustee, the Seller and the Servicer, if made in the manner provided in this Section 5.13.

                                   ARTICLE VI

                                   The Seller

         SECTION 6.1. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under the Agreement.

         The Seller shall indemnify, defend, and hold harmless the Trustee and its officers, directors, agents and employees and the Trust from and against any taxes that may at any time be asserted against the Trustee or the Trust with respect to, and as of the date of, the sale of the Contracts to the Trustee or the issuance and original sale of the Certificates, including any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but not, in case of the Trust, including any taxes asserted with respect to ownership of the Contracts or federal or other income taxes arising out of the transactions contemplated by the Agreement) and costs and expenses in defending against the same.

         The Seller shall indemnify, defend, and hold harmless the Trustee and its officers, directors, agents and employees from and against any loss, liability or expense incurred by reason of the Seller's willful misfeasance, bad faith, or negligence in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder.

         The Seller shall indemnify, defend and hold harmless the Trustee and its officers, directors, agents and employees and the Trust from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such cost,





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
expense, loss, claim, damage or liability: (i) shall be due to the willful misfeasance, bad faith, or gross negligence of the Trustee; or (ii) shall arise from the Trustee's breach of any of its representations or warranties set forth in Section 9.14.

         Indemnification under this Section 6.1 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments to the Trustee pursuant to this Section and the Trustee thereafter shall collect any of such amounts from others, the Trustee shall repay such amounts to the Seller, without interest.

         SECTION 6.2. Merger or Consolidation of, or Assumption of the Obligations of, Seller. The Seller shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless the corporation formed by such consolidation or into which the Seller has merged or the Person which acquires by conveyance, transfer or lease substantially all the assets of the Seller as an entirety, can lawfully perform the obligations of the Seller hereunder and executes and delivers to the Insurer and the Trustee an agreement in form and substance reasonably satisfactory to the Trustee and the Insurer, which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Seller under this Agreement.

         SECTION 6.3. Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

         SECTION 6.4. Seller Not to Resign. Subject to the provisions of
Section 6.2, the Seller shall not resign from the obligations and duties hereby imposed on it as Seller under this Agreement.

         SECTION 6.5. Seller May Own Certificates. The Seller and any Person controlling, controlled by, or under common control with the Seller may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Seller or an affiliate thereof, except as otherwise provided in the definition of "Certificateholder" specified in Section 1.1. Certificates so owned by or pledged to the Seller or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of the Agreement, without preference, priority, or distinction as among all of the Certificates.

                                  ARTICLE VII

                                  The Servicer





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         SECTION 7.1. Liability of Servicer; Indemnities. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under the Agreement.

         Such obligations shall include the following:

         (a) the Servicer shall defend, indemnify, and hold harmless the Trustee and its officers, directors, agents and employees, the Trust, the Insurer and the Certificateholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use or operation by the Servicer or any Affiliate thereof of a Financed Vehicle;

         (b) the Servicer shall indemnify, defend and hold harmless the Trustee and its officers, directors, agents and employees, the Insurer and the Trust from and against any taxes that may at any time be asserted against the Trustee or the Trust with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Contracts to the Trustee or the issuance and original sale of the Certificates, or asserted with respect to ownership of the Contracts, or federal or other income taxes arising out of distributions on the Certificates) and costs and expenses in defending against the same;

         (c) the Servicer shall indemnify, defend and hold harmless the Trustee and its officers, directors, agents and employees, the Trust, the Insurer and the Certificateholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trustee, the Trust, or the Certificateholders through, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under the Agreement; and

         (d) the Servicer shall indemnify, defend, and hold harmless the Trustee and the Insurer from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such cost, expense, loss, claim, damage, or liability: (i) shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of the Trustee or the Insurer; (ii) relates to any tax other than the taxes with respect to which either the Seller or Servicer shall be required to indemnify the Trustee;
    (iii) shall arise from the Trustee's breach of any of its representations or warranties set forth in Section 9.13; or (iv) shall be one as to which the Seller is required to indemnify the Trustee.

         Indemnification under this Section shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest.





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
         SECTION 7.2.       Corporate Existence; Status as Servicer; Merger.

         (a) The Servicer shall keep in full effect its existence, rights and franchises as a corporation incorporated under the laws of the State of Delaware, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Contract Documents and this Agreement.

         (b) The Servicer shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person or engage in any corporate transaction pursuant to which the surviving or successor entity is not Onyx Acceptance Corporation, unless (i) such entity is at least rated investment grade by the Rating Agencies, (ii) the Insurer shall have consented thereto in writing and (iii) such entity executes and delivers to the Trustee and the Insurer an agreement in form and substance reasonably satisfactory to the Trustee and the Insurer, which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement.

         SECTION 7.3.       Performance of Obligations.

         (a) The Servicer shall punctually perform and observe all of its obligations and agreements contained in this Agreement.

         (b) The Servicer shall not take any action, or permit any action to be taken by others, which would excuse any person from any of its covenants or obligations under any of the Contract Documents or under any other instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the Contract Documents or any such instrument, except as expressly provided herein and therein.

         SECTION 7.4.       The Servicer Not to Resign; Assignment.

         (a) The Servicer shall not resign from the duties and obligations hereby imposed on it except upon determination by its Board of Directors that by reason of change in applicable legal requirements the continued performance by the Servicer of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer or its financial condition, said determination to be evidenced by a resolution of its Board of Directors to such effect accompanied by an Opinion of Counsel, satisfactory to the Trustee, to such effect (subject to Section 8.2 hereof). No such resignation shall become effective unless and until (i) the Back-up Servicer assumes all of the Servicer's obligations under this Agreement or (ii) a new servicer acceptable to the Trustee with the consultation of the Insurer is willing to service the Contracts, enters into a servicing agreement with the Trustee in form and substance substantially similar to this Agreement and satisfactory to the Trustee and the Insurer, and the rating agency or agencies that rated the Certificates confirm that the selection of such new





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
    servicer will not result in the reduction or withdrawal of the rating of the Certificates assigned to them by such rating agency or, if the Certificates are rated by more than one rating agency, each such rating agency. No such resignation by the Servicer shall affect the obligation of the Servicer to repurchase any Contract pursuant to Section 3.7.

         (b) Except as specifically permitted hereunder, the Servicer may not assign this Agreement or any of its rights, powers, duties or obligations hereunder, provided that the Servicer may assign this Agreement in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with Section 7.2(b).

         (c) Except as provided in Sections 7.4(a) and (b), the duties and obligations of the Servicer under this Agreement shall continue until this Agreement shall have been terminated as provided in Section 10.1, and shall survive the exercise by the Trustee or the Insurer of any right or remedy under this Agreement, or the enforcement by the Trustee, any Certificateholder or the Insurer of any provision of the Certificates, the Insurance Agreement or this Agreement.

         (d)     The resignation of the Servicer in accordance with this
    Section 7.4 shall not affect the rights of the Seller hereunder.

         SECTION 7.5. Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties under the Agreement. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

         Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Contracts in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Certificateholders under this Agreement.

                                  ARTICLE VIII

                                    Default

         SECTION 8.1. Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:





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         (a)     any failure by the Servicer to deposit in or credit to the
    Collection Account, the Payahead Account or the Capitalized Interest Account any amount required under this Agreement to be so deposited or credited or to make the distribution required by Section 4.3 that shall continue unremedied for a period of three Business Days after written notice from the Trustee or the Insurer is received by the Servicer or discovery by an officer of the Servicer; or

         (b) the Insurer or the Trustee shall not have received a report in accordance with Section 3.9 by the fifth Business Day prior to the Distribution Date with respect to which such report is due; or

         (c) failure on the part of the Seller or the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Seller or the Servicer, set forth in this Agreement, which failure shall (x) materially and adversely affect the rights of Certificateholders, the Insurer or the Trustee and (y) continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (i) to the Seller or the Servicer, as the case may be, by the Trustee or the Insurer, or (ii) to the Seller or the Servicer, as the case may be, and to the Trustee by the Holders of Certificates evidencing in the aggregate not less than 25% of the Pool Balance or by the Insurer; or

         (d) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer or the Seller in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal or state, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or the Seller or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Servicer or the Seller and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or

         (e) the commencement by the Servicer or the Seller of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or the Seller or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer or the Seller generally to pay its debts as such debts become due or the taking of corporate action by the Servicer or the Seller in furtherance of any of the foregoing;

         (f) any change of control of the Servicer in violation of the covenant set forth in Section 7.2 hereof;





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
         (g) the Servicer shall have failed in the reasonable opinion of the Insurer to service the Contracts in accordance with the Servicing Standards and such failure shall have continued unremedied for 30 days after written notice of such failure shall have been delivered to the Servicer by the Insurer; or

         (h) Any representation, warranty or statement of the Servicer or the Seller made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made (excluding, however, any representation or warranty to which Sections 2.2 or 3.6 shall be applicable so long as the Servicer or the Seller shall be in compliance with Sections 2.3 or 3.7, as the case may be), and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust and, within 30 days after written notice thereof shall have been given to the Servicer or the Seller by the Trustee or by the Holders of Certificates evidencing in the aggregate at least 25% of the Pool Balance or by the Insurer, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

then and in each and every case, so long as an Event of Default shall not have been remedied, either the Trustee, the Insurer or the Holders of Certificates evidencing in the aggregate not less than 25% of the Pool Balance, by notice then given in writing to the Servicer (and to the Trustee and the Insurer if given by the Certificateholders) may terminate all of the rights and obligations of the Servicer under this Agreement. Notwithstanding the foregoing, in the event that the Insurer is in default under the Surety Bond or is subject to any Insurer Insolvency, the Insurer shall not have the right to terminate or cause the termination of the Servicer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Contracts or otherwise, shall pass to and be vested in a back-up servicer (the "Back-up Servicer") selected by the Insurer (unless it is in default under the Surety Bond or is subject to any Insurer Insolvency); and, without limitation the Back-up Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and assignment of the Contracts and related documents, to show the Back-up Servicer as a lienholder or secured party on Title Documents or financing statements or otherwise. The Servicer shall cooperate with the Back-up Servicer in effecting the termination of the responsibilities and rights of the Servicer under this Agreement, including the transfer to the Back-up Servicer for administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, shall have been deposited by the Servicer in the Collection Account or Payahead Account, or shall thereafter be received with respect to a Contract.

         SECTION 8.2. Notification to Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.





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         SECTION 8.3. Waiver of Past Defaults. The Holders of Certificates
evidencing not less than 51% of the Pool Balance (not including Certificates held by the Seller, the Servicer or any of their respective affiliates), with the written consent of the Insurer, may, on behalf of all Certificateholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits to or payments from the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Servicer shall give prompt written notice of any waiver to the Rating Agencies and the Trustee.

         SECTION 8.4. Insurer Direction of Insolvency Proceedings. The Trustee, upon the actual knowledge of a Responsible Officer of the Trustee, shall promptly notify the Insurer of (i) the commencement of any of the events or proceedings (individually, an "Insolvency Proceeding") described in Sections 8.1(d) or 8.1(e) hereof or any such event or proceeding applicable to an Obligor under a Contract and (ii) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a "Preference Claim") of any payment of principal of, or interest on, any Contract or any Certificate. Each Certificateholder, by its purchase of Certificates, and the Trustee hereby agree that, so long as neither a default under the Surety Bond nor an Insurer Insolvency has occurred and is continuing, the Insurer may at any time during the continuation of an Insolvency Proceeding direct all matters relating to such Insolvency Proceeding, including, without limitation, (i) all matters relating to any Preference Claim, (ii) the direction of any appeal of any order relating to any Preference Claim and (iii) the posting of any surety, or performance bond pending any such appeal. The Insurer shall be subrogated to the rights of the Trustee and each Certificateholder in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Insolvency Proceeding.





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                                   ARTICLE IX

                                  The Trustee

         SECTION 9.1. No Power to Engage in Business or to Vary Investments. Notwithstanding any provision or agreement to the contrary in this Agreement or in any other agreement, the Trustee, acting on behalf of the Trust (but not individually), shall not have any power to engage in any business, commercial or other activity for profit, and the Trustee and the Servicer shall not have any power to vary the Trust Estate, whether consisting of a Contract, an Eligible Investment or any other amount (other than cash payments received with respect to Contracts) in any account maintained for the benefit of the Trust or the Certificateholders or Certificate Owners, by disposition of said property, investment or amount and the reinvestment of the proceeds realized or by any other action calculated to take advantage of any variation or change in the market or in market conditions, for the purpose of improving the investment or return of the Certificateholders or Certificate Owners.

         SECTION 9.2. Duties of Trustee. The Trustee, both prior to and after the occurrence of an Event of Default, of which a Responsible Officer of the Trustee has actual knowledge shall undertake to perform such duties and only such duties as are specifically set forth in the Agreement. If an Event of Default shall have occurred and shall not have been cured, the Trustee shall exercise such of the rights and powers vested in it by the Agreement, and shall use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstance in the conduct of his own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that shall be specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they comply as to form to the requirements of this Agreement.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act (other than errors in judgment), or its own willful misconduct; provided, however, that:

         (a) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be terminated solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely on the truth of the statements and the correctness of the opinions expressed upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

         (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the





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
    Trustee shall have been negligent in performing its duties in accordance with the terms of this Agreement; and

         (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the written direction of the Insurer or Holders of Certificates evidencing in the aggregate not less than 25% of the Pool/Prefunding Balance relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement.

         The Trustee shall not be charged with knowledge of an Event of Default or a failure by the Servicer to comply with any of its obligations unless and until such time as a Responsible Officer shall have actual knowledge or have received written notice thereof from the Servicer, the Insurer or any Holder of Certificates evidencing in the aggregate not less than 10% of the Pool/Prefunding Balance.

         In the event the entity acting as Trustee hereunder is also acting as Capitalized Interest Agent or Back-up Servicer, the rights and protections afforded to the Trustee pursuant to this Article IX shall also be afforded to such Yield Supplement Agent and Back-up Servicer.

         Except for actions expressly authorized by the Agreement or, based upon an Opinion of Counsel, in the best interests of Certificateholders, the Trustee shall take no action reasonably likely to impair the security interest of the Trust in any Contract or to impair the value of any Contract.

         The Trustee shall not be liable for the selection of Eligible Investments or for any investment losses resulting from Eligible Investments.

         The Trustee shall have no duty to monitor the performance of the Servicer, nor shall it have any liability in connection with the malfeasance or nonfeasance by the Servicer. The Trustee shall have no liability in connection with compliance of the Servicer or the Seller with statutory or regulatory requirements related to the Contracts. The Trustee shall not make or be deemed to have made any representations or warranties with respect to the Contracts or the validity or sufficiency of any assignment of the Contracts to the Trust or the Trustee. All information obtained by the Trustee regarding the Obligors and the Contracts, whether upon the exercise of its rights under the Agreement or otherwise, shall be maintained by the Trustee in confidence, provided, however, that the foregoing shall not be construed to prohibit (i) disclosure





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of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the Seller, Insurer, any Obligor or the Servicer, (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory or self-regulatory body having or claiming authority to regulate or oversee any aspects of the Trustee's business or that of its Affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Trustee or an Affiliate or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Agreement approved in advance by the Seller or (E) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, (iii) any other disclosure authorized by the Seller or the Servicer or (iv) disclosure to the other parties to the transactions contemplated by the Agreement.

         In the event that the Paying Agent or the Transfer Agent and Certificate Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Certificate Registrar, as the case may be, under the Agreement, the Trustee shall be obligated promptly upon a Responsible Officer obtaining actual knowledge thereof to perform such obligation, duty or agreement in the manner so required to the extent the information necessary to such performance is reasonably available to the Trustee after the Trustee has made a reasonable effort to obtain such information. The Trustee shall not be liable for the acts or omissions of any Paying Agent, any Authenticating Agent or the Transfer Agent and Certificate Registrar appointed hereunder with due care by the Trustee hereunder.

         SECTION 9.3. Trustee's Assignment of Purchased Contracts. With respect to all Contracts repurchased by the Seller pursuant to Section 2.3 or purchased by the Servicer pursuant to Sections 3.7 or 10.2, the Trustee on behalf of the Trust shall assign, without recourse, representation, or warranty to the Seller or the Servicer, as the case may be, all the Trust's right, title, and interest in and to such Contract, and all security and documents relating thereto. The preparation of documents necessary to consummate such an assignment shall be the responsibility of the Seller, the Servicer or the Insurer, as the case may be, and not the responsibility of the Trustee. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Contract on the ground that it shall not be a real party in interest or a holder entitled to enforce the Contract, the Trustee shall, at the Servicer's expense, take such steps as directed in writing by the Servicer to enforce the Contract, including bringing suit in the Trustee's name or the names of the Certificateholders, provided that nothing in this Section 9.3 shall require the Trustee to qualify to do business in a state in which it is not so qualified on the date of this Agreement.





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         SECTION 9.4. Certain Matters Affecting the Trustee. Except as
otherwise provided in Section 9.1:

         (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) the Trustee may consult with counsel and any Opinion of Counsel or any advice of such Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such Opinion of Counsel or advice. A copy of any such Opinion of Counsel shall be provided to the Seller, the Servicer and the Insurer;

         (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses, and liabilities that may be incurred therein or thereby. Nothing contained in this Agreement, however, shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (that shall not have been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs; provided that the Trustee shall not be deemed to have knowledge of the occurrence of an Event of Default unless and until such knowledge shall be
    (i) actual knowledge of a Responsible Officer or (ii) received in writing by a Responsible Officer;

         (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

         (e) prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, direction, order, approval, bond, note or other paper or document, unless requested in writing to do so by the Insurer or Holders of Certificates evidencing in the aggregate not less than 25% of the Pool Balance; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense, or liability as a condition to so proceeding. The reasonable expense of any and every such examination shall be paid by the Seller or, if paid by the Trustee, shall be reimbursed by the





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    Seller upon demand. Nothing in this clause (e) shall affect the obligation of the Seller to observe any applicable law prohibiting disclosure of information regarding the Obligors; provided the Trustee shall be entitled to make such further inquiry or investigation into such facts or matters as it may reasonably see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books and records of the Seller, personally or by agent or attorney, at the sole cost and expense of the Seller;

         (f) the Trustee may execute any of the trust powers hereunder or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian or nominee and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of any such agent, attorney, custodian or nominee appointed with due care by it hereunder;

         (g) the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Contracts for the purpose of establishing the presence or absence of defects, the compliance by the Seller with its representations and warranties or for any other purpose; and

         (h) in the event that the Trustee is also acting as Custodian, Paying Agent or Transfer Agent and Certificate Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article IX shall also be afforded to such Custodian, Paying Agent, Transfer Agent and Certificate Registrar.

         SECTION 9.5. Trustee Not Liable for Certificates or Contracts. The Trustee shall make no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than its execution of Certificates on behalf of the Trust and the certificate of authentication on the Certificates) or of any Contract or related document. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity, and enforceability of any security interest in any Financed Vehicle or any Contract, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including: the existence, condition, location, and ownership of any Financed Vehicle; the existence and enforceability of any insurance policy thereon; the existence and contents of any Contract or any computer or other record thereof; the validity of the assignment of any Contract to the Trust or of any intervening assignment; the completeness of any Contract; the performance or enforcement of any Contract; the compliance by the Seller with any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation prior to the Trustee's receipt of written notice of any noncompliance therewith or any breach thereof; any investment of monies by the Servicer or any loss resulting therefrom (it being understood that the Trustee shall remain responsible for any Trust property that it may hold); the acts or omissions of the Seller or any Obligor; an action of the Servicer taken in the name of the Trustee; or any action by the Trustee taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the failure of the Trustee to perform its duties under this Agreement





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or based on the Trustee's negligence or willful misconduct in the performance of its duties hereunder, no recourse shall be had for any claim based on any provision of this Agreement, the Certificates, or any Contract or assignment thereof against the Trustee in its individual capacity. The Trustee shall not have any personal obligation, liability, or duty whatsoever to any Certificateholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in this Agreement. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller in respect of the Contracts.

         SECTION 9.6. Trustee May Own Certificates. The Trustee in its individual or any other capacity, and any of its Affiliates, may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee, subject to the definition of the term "Certificateholder" in
Section 1.1.

         SECTION 9.7. Trustee's Fees and Expenses. The Servicer shall covenant and agree to pay to the Trustee, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by this Agreement and in the exercise and performance of any of the powers and duties under this Agreement of the Trustee. Other than as included in the Trustee's compensation, the Servicer shall pay or reimburse the Trustee upon its request for all reasonable expenses (including, without limitation, expenses incurred in connection with notices or other communications to Certificateholders), disbursements, and advances (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by the Trustee in accordance with this Agreement or in defense of any action brought against it in connection with this Agreement except any such expense, disbursement, or advance as may arise from its negligence (other than errors in judgment) or bad faith or that is the responsibility of Certificateholders under this Agreement. Additionally, the Seller, pursuant to Section 6.1, and the Servicer, pursuant to Section 7.1, respectively, shall have agreed to indemnify the Trustee with respect to certain matters, and certain Certificateholders, pursuant to Section 9.4, shall have agreed to indemnify the Trustee under certain circumstances. Notwithstanding the failure of the Servicer to perform any of its obligations under this Section , the Trustee shall continue to perform its obligations under this Agreement. The Servicer's covenant to pay the expenses, disbursements and advances provided for above shall survive the termination of this Agreement.

         SECTION 9.8. Indemnity of Trustee. The Trustee and its officers, directors, agents and employees, shall be indemnified by the Servicer and held harmless against any loss, liability, or expense (other than any amount owing pursuant to Section 9.7) arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in the Agreement including the costs and expenses of defending against any claim or liability in connection with the exercise or performance of any of its powers and duties hereunder to the extent that (i) the Trustee shall not have been indemnified for such loss, liability, or expense by the Seller pursuant to Section 6.1, the Servicer pursuant to Section 7.1, or the Certificateholders pursuant to Section 9.4; (ii) such loss, liability, or expense shall not have been incurred by reason





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of the Trustee's willful misfeasance, bad faith, or negligence (except for errors in judgment); and (iii) such loss, liability, or expense shall not have been incurred by reason of the Trustee's breach of its representations and warranties pursuant to Section 9.14.

         SECTION 9.9. Eligibility Requirements for Trustee. The Trustee under this Agreement shall at all times be a depository institution or trust company organized and doing business under the laws of any state or the United States of America; authorized under such laws to exercise corporate trust powers; and having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities. If such depository institution or trust company shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 9.9, the combined capital and surplus of such depository institution or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.9, the Trustee shall resign immediately in the manner and with the effect specified in
Section 9.10.

         SECTION 9.10. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee acceptable to the Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.9 and shall fail to resign after written request therefor by the Servicer with the written consent of the Insurer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then the Servicer may, with the written consent of the Insurer, remove the Trustee. If it shall remove the Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

         If the Trustee is acting as Custodian, any resignation or removal of the Trustee will result in the automatic termination of the Trustee's duties as Custodian effective concurrently with such resignation or removal. Upon such termination or removal, the Trustee shall, upon the request of the Servicer, deliver the Contract Documents to the facilities of the successor Trustee.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.10 shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 9.11.





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         SECTION 9.11. Successor Trustee. Any successor Trustee appointed pursuant to Section 9.10 shall execute, acknowledge, and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this Agreement, or copies thereof, at the expense of the Servicer; and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         No successor Trustee shall accept appointment as provided in this
Section 9.11 unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 9.9.

         Upon acceptance of appointment by a successor Trustee pursuant to this
Section 9.11, the Servicer shall mail notice of the successor of such Trustee under this Agreement to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

         The respective obligations of the Seller and the Servicer described in Sections 2.7, 3.14, 6.1, 7.1, 9.5, 9.7 and 9.8 shall survive the removal or resignation of the Trustee as provided in this Agreement or the termination of the Trust as provided in Section 10.1.

         No Trustee under this Agreement shall be liable for any action or omission of any successor Trustee.

         SECTION 9.12. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible pursuant to Section 9.9, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 9.13. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the





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Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.13, such powers, duties, obligations, rights, and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.9 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.11.

         Each and every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                 (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee in joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under this Agreement or as successor to the Servicer under this Agreement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                 (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                 (iii) the Servicer and the Trustee acting jointly, or the Trustee acting alone may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

         Any separate trustee or co-trustee may at any time, appoint the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. No such appointment shall affect the obligations of the Trustee hereunder. If any separate trustee or co-





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trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 9.14. Representations and Warranties of Trustee. The Trustee hereby makes the following representations and warranties on which the Seller and Certificateholders shall rely:

         (a) the Trustee is a New York banking corporation duly organized, validly existing, and in good standing under the laws of New York;

         (b) the Trustee has full power, authority and legal right to execute, deliver, and perform the Agreement, and has taken all necessary action to authorize the execution, delivery, and performance by it of the Agreement;

         (c) the execution and delivery of the Agreement and the performance by the Trustee of its obligations under the Agreement does not violate any provision of the Articles of Association or Bylaws of the Trustee; and

         (d) the Agreement has been duly authorized, executed and delivered by the Trustee and shall constitute the legal, valid, and binding agreement of the Trustee, enforceable in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding thereof may be brought.

         SECTION 9.15. Tax Returns. The Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and furnish to Certificateholders all information required by the Code or the regulations thereunder and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns. In no event shall the Trustee in its individual capacity be liable for any liabilities, costs or expenses of the Trust, the Certificateholders, the Seller or the Servicer arising under any tax law or regulation, including, without limitation, federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from any failure to comply therewith).

         SECTION 9.16. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under the Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and





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advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

         SECTION 9.17. Suits for Enforcement. In case an Event of Default or other default by the Servicer or the Seller hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Certificateholders under the Agreement by a suit, action or proceeding in equity or at law or otherwise whether for the specific performance of any covenant or agreement contained in the Agreement or in aid of the execution of any power granted in the Agreement or the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

         SECTION 9.18. Maintenance of Office or Agency. The Trustee shall maintain at its expense in New York, New York, an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office as its office for such purposes. The Trustee will give prompt written notice to the Servicer, the Paying Agent, the Transfer Agent and Certificate Registrar, the Insurer and to Certificateholders of any change in the location of such office or agency.

                                   ARTICLE X

                                  Termination

         SECTION 10.1. Termination of the Trust. The respective obligations and responsibilities of the Seller, the Servicer and the Trustee created hereby and the Trust created by this Agreement shall terminate upon the earlier of (i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any remaining Contracts in the Trust (including the purchase of the Contracts by the Servicer pursuant to Section 10.2); (ii) (a) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement and the disposition of all property held as part of the Trust, (b) termination of the Surety Bond in accordance with its terms and surrender of the Surety Bond to the Insurer for cancellation, (c) the payment of all amounts owed to the Trustee under this Agreement and (d) the payment of all amounts owed to the Insurer under the Insurance Agreement, provided, however, that in no event shall the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the descendants, living on the date of this Agreement, of Joseph P. Kennedy, formerly United States representative at the Court of St. James. The Servicer shall promptly notify the Trustee and the Insurer of any respective termination pursuant to this Section 10.1.

         Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not later than the 10th day prior to the specified Distribution Date and not earlier than the 15th day of the month prior to the month of the specified Distribution Date





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stating the amount of any such final payment, and that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 4.3.

         In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Servicer shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Servicer may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to the Agreement. Any funds remaining in the Trust after exhaustion of such remedies and after all payments to be made to the Trustee and the Insurer shall be distributed by the Trustee to a charity designated by the Servicer.

         Notwithstanding any provision to the contrary, the Trustee shall retain all of its rights and powers and obligations and duties under Section
8.5 in the event of any Insolvency Proceeding and the Trustee shall be entitled to all the protections, rights and immunities provided in Article IX in connection with any such Insolvency Proceeding.

         SECTION 10.2. Optional Purchase of All Contracts. On each Distribution Date as of which the Pool Factor (after giving effect to the Principal Distribution for such Distribution Date) shall be less than .100000, the Servicer shall have the option to purchase the corpus of the Trust at a price equal to the Repurchase Amount plus all amounts due and owing to the Insurer under the Insurance Agreement. To exercise such option, the Servicer shall pay to the Trustee by deposit into the Collection Account: (1) for the benefit of the Certificateholders, the Repurchase Amount of all Contracts that were Outstanding at the beginning of the Collection Period ending immediately prior to such Distribution Date, and (2) for the benefit of the Insurer, all amounts due and owing to the Insurer pursuant to the Insurance Agreement. Such purchase shall be deemed to have occurred on the last day of such Collection Period.

                                   ARTICLE XI

                            Miscellaneous Provisions

         SECTION 11.1. Amendment. This Agreement may be amended by the Seller, the Servicer and the Trustee, collectively with the prior written consent of the Insurer, but without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in the Agreement, or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement;

provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder or the Insurer.

         This Agreement may also be amended from time to time by the Seller, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 51% of the Pool/Prefunding Balance and the Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that shall be required to be made on any Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding.

         Promptly after the execution of any such amendment or consent pursuant to the next preceding paragraph, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder.

         It shall not be necessary for the consent of Certificateholders pursuant to this Section 11.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise and any such amendment shall be unenforceable in its entirety absent the execution of such amendment by the Trustee.

         SECTION 11.2.      Protection of Title to Trust.

         (a) The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Certificateholders, the Insurer and the Trustee under this Agreement in the Contracts and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) Neither the Seller nor the Servicer shall change its name, identity, or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Servicer in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Trustee and the Insurer at least 60 days' prior written notice thereof.

         (c) The Seller and the Servicer shall give the Trustee and the Insurer at least 60 days' prior written notice of any relocation of the principal executive office of the Seller and the Servicer if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it shall service Contracts, and its principal executive office, within the United States of America.

         (d) The Servicer shall maintain or cause to be maintained accounts and records as to each Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in or credited to the Certificate Amount and Payahead Account in respect of such Contract.

         (e) The Servicer shall maintain or cause to be maintained its computer systems so that, from and after the time of sale under the Agreement of the Contracts to the Trust, the Servicer's master computer records (including any back-up archives) that shall refer to a Contract indicate clearly that such Contract is owned by the Trustee as trustee of the Trust. Indication of the Trustee's ownership of a Contract shall be deleted from or modified on the Servicer's computer systems when, and only when, the Contract shall have been paid in full or repurchased or shall have become a Liquidated Contract.

         (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive retail installment sales contracts to any prospective purchaser, lender, or other transferee, the Servicer shall give or cause to be given to such prospective purchaser, lender, or other transferee computer tapes, records or printouts (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly that such Contract has been sold and is owned by the Trust.

         (g) The Servicer shall permit the Trustee and the Insurer and its agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer's records regarding any Contract.

         (h) Upon request, the Servicer shall furnish to the Trustee and the Insurer, within five Business Days, a list of all Contracts then held as part of the Trust, together with a reconciliation of such list to the Schedule of Contracts and to each of the Servicer's Certificates furnished before such request indicating removal of Contracts from the Trust.

         (i)     The Servicer shall deliver to the Trustee and the Insurer:

                 (i) promptly after the execution and delivery of this Agreement and of each amendment hereto and on each Subsequent Closing Date, an Opinion of Counsel either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and the Insurer in the Contracts, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest; and

                 (ii) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cut-Off Date an Opinion of Counsel, dated as of a date during such 90-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Contracts, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

         (j) The Seller shall, to the extent required by applicable law, cause the Certificates to be registered with the Securities and Exchange Commission pursuant to Section 12(b) or Section 12(g) of the United States Securities Exchange Act of 1934, as amended within the time periods specified in such sections.

         (k) For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterpart shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         SECTION 11.3. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate the Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties to the Agreement or any of them.

         Except as expressly provided herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything in this Agreement set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing in the aggregate not less than 25% of the Pool Balance with the consent of the Insurer shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under this Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holders, or to enforce any right, under this Agreement, except in the manner in the Agreement provided in the Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.3, each Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 11.4. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS EXCEPT THAT THE DUTIES OF THE TRUSTEE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 11.5. Notices. All demands, notices, and communications under the Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (i) in the case of the Seller, at 8001 Irvine Center Drive, 6th Floor, Irvine, CA 92618, Attention: President, facsimile 714-450-5530, (ii) in the case of the Servicer, at 8001 Irvine Center Drive, 5th Floor, Irvine, California 92618, Attention: Regan E. Kelly, Executive Vice President, facsimile 714-450-5530, (iii) in the case of the Insurer, at 885 Third Avenue, New York, New York 10022, Attention: Managing Director, Credit Enhancement, facsimile (212) 755- 5462, and (iv) in the case of the Trustee or the Back-up Servicer, at the Corporate Trust Office. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Registrar. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

         SECTION 11.6. Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 11.7. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.2 and 7.2, neither the Seller nor the Servicer may transfer or assign all, or a portion of, its rights, obligations and duties under the Agreement unless such transfer or assignment (i) (A) will not result in a reduction or withdrawal by Standard & Poor's or Moody's of the rating then assigned to the Certificates and (B) the Trustee and the Insurer have consented to such transfer or assignment, or (ii) the Insurer, the Trustee and Holders of Certificates evidencing not less than 51% of the Pool Balance consent thereto. Any transfer or assignment with respect to the Servicer of all of its rights, obligations and duties will not become effective until a successor Servicer has assumed the Servicer's rights, duties and obligations under the Agreement. In the event of a transfer or assignment pursuant to clause (ii) above, the Rating Agencies shall be provided with notice of such transfer or assignment.

         SECTION 11.8. Certificates Nonassessable and Fully Paid.
Certificateholders shall not be personally liable for obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by the Trustee pursuant to Section 5.2, Certificates shall be deemed fully paid.

         SECTION 11.9. Third Party Beneficiaries. Except as otherwise specifically provided herein with respect to the Certificateholders, the parties to this Agreement hereby manifest their intent that no third party other than the Insurer shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

         SECTION 11.10. Insurer Default or Insolvency. If a default under the Surety Bond has occurred and is continuing or an Insurer Insolvency has occurred, any provision giving the Insurer the right to direct, appoint or consent to, approve of, or take any action (or waive any right to take action) under this Agreement, shall be inoperative during the period of such default or the period from and after such Insurer Insolvency and such consent or approval shall be deemed to have been given for the purpose of such provisions; provided that the consent of the Insurer shall be required at all times with respect to any amendment of this Agreement pursuant to Section 11.1.

         SECTION 11.11. Tax Matters. The parties hereto intend that the Trust shall be a grantor trust for federal and state income tax purposes and not as an association taxable as a corporation. All provisions of this Agreement shall be construed so as to effectuate such intent.

         This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                      ONYX ACCEPTANCE FINANCIAL CORPORATION
                                      as Seller

                                      By:  ________________________________
                                           Name:
                                           Title:

                                    ONYX ACCEPTANCE CORPORATION
                                    as Servicer

                                    By:  ________________________________
                                         Name:
                                         Title:

                                    BANKERS TRUST COMPANY,
                                    not in its individual capacity but solely as Trustee

                                    By:  ________________________________
                                         Name:
                                         Title:

                                                                       Exhibit A

                              Form of Appointment
                                  of Custodian



[Name and address of Custodian]



         Re:     Onyx Acceptance 1997-4 Grantor Trust
                 ___% Auto Receivable Pass-Through Certificates, 1997-4

Dear Sirs:

         Reference is hereby made to the Pooling and Servicing Agreement (the "Agreement") dated as of December 1, 1997 among Onyx Acceptance Corporation, Bankers Trust Company, as Trustee and Back-up Servicer (the "Trustee"), Onyx Acceptance Financial Corporation and you. Terms used herein which are defined in the Agreement have the respective meanings set forth in the Agreement.

         The Trustee hereby revocably appoints you as the agent of the Trustee to act as custodian, in accordance with the terms and provisions of the Agreement, for the Contract Documents listed in Section 2.4 of the Agreement relating to each Contract and the related Obligor and Financed Vehicle. Please acknowledge your acceptance of such appointment and your agreement to act as custodian in accordance with the terms and provisions of the Agreement by signing below in the space indicated therefor.

         By accepting such appointment you acknowledge that the Trustee may terminate such appointment at any time, with or without cause, by written notice to you.

                                       Very truly yours,

                                       BANKERS TRUST COMPANY,
                                       not in its individual capacity
                                       but solely as Trustee

                                       By:________________________________
                                          Name:
                                          Title:

ACCEPTED AND AGREED:

ONYX ACCEPTANCE CORPORATION


By:  ______________________________
     Name:
     Title:

CONSENTED AND AGREED:

CAPITAL MARKETS ASSURANCE CORPORATION


By:  ____________________________________
     Name:
     Title:

                                                                       EXHIBIT B

                      SEE REVERSE FOR CERTAIN DEFINITIONS

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                      ONYX ACCEPTANCE 1997-4 GRANTOR TRUST

            _____% AUTO LOAN PASS-THROUGH CERTIFICATE, SERIES 1997-4

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of fixed rate Rule of 78's and Simple Interest Method motor vehicle retail installment sale contracts secured by new and used automobiles and light-duty trucks, sold to the Trust by Onyx Acceptance Financial Corporation.

(This Certificate does not represent an interest in or obligation of Onyx Acceptance Financial Corporation, Onyx Acceptance Corporation, or any of their respective affiliates.)

Certificate No.
Final Distribution Date:  April 15, 2004
CUSIP:  _____________________

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of a _________ dollar, nonassessable, fully paid, fractional undivided interest, in the amount set forth above, in the Onyx Acceptance Grantor Trust, 1997-4 (the "Trust") formed by Onyx Acceptance Financial Corporation (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of December 1, 1997 (the "Agreement") among the Seller, Onyx Acceptance Corporation, as Servicer (the "Servicer"), and Bankers Trust Company, as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. This Certificate is one of the duly authorized "Certificates" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property in the Trust includes:
(i) a pool of fixed rate Rule of 78's and Simple Interest Method motor vehicle retail installment sales contracts (the "Initial Contracts") purchased from the Seller and secured by new and used automobiles and light-duty trucks (the "Initial Financed Vehicles"), (ii) certain documents relating to the Initial Contracts, (iii) certain monies due thereunder on or after the Cut-Off Date, (iv) security interests in the Initial Financed Vehicles and the rights to receive proceeds from claims on certain insurance policies covering the Initial Financed Vehicles or the individual Obligor under each related Initial Contract and the Seller's right to proceeds under the Blanket Insurance Policy, (v) all amounts on deposit in the Collection Account, including all Eligible Investments credited thereto (but excluding investment earnings thereon), (vi) the benefits under an irrevocable principal/interest surety bond issued by Capital Markets Assurance Corporation (the "Insurer"),
(vii) certain rights of the Seller under the Purchase Agreement, (viii) all right, title and interest of the Seller under the Capitalized Interest Agreement, dated as of December 1, 1997 between the Seller and Onyx, (ix) amounts on deposit in a trust account established for the benefit of the Certificateholders (the "Prefunding Account") and (x) all proceeds of the foregoing. From time to time during the Funding Period, and as frequently as each Business Day (each such day a "Subsequent Transfer Date"), the Trust will purchase from the Seller with monies on deposit in the Prefunding Account, additional Rule of 78's Contracts and Simple Interest Contracts (the "Subsequent Contracts"), secured by new and used automobile and light-duty trucks (the "Subsequent Financed Vehicles"). As of each Subsequent Transfer Date, the Trust Estate will include the Subsequent Contracts delivered to the Trustee on that date, certain documents relating to the Subsequent Contracts, certain monies due under the Subsequent Contracts after the related Subsequent Transfer Dates, security interests in the Subsequent Financed Vehicles and the right to receive proceeds from claims under certain insurance policies in respect of individual Subsequent Financed Vehicles or the related Obligors.

         Under the Agreement, there will be a monthly pro rata distribution to the Certificateholders of record on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (the "Distribution Date"), commencing on _________________, of such Certificateholder's fractional undivided interest in all amounts allocable to principal and interest from any applicable source described in the Agreement. The monthly interest on each given Distribution Date shall be the product of one-twelfth the Pass-Through Rate and the Pool/Prefunding Balance as of the end of the immediately preceding Collection Period (or if the current Distribution Date is the first Distribution Date as of the Closing Date) plus the amount of interest previously due but not paid to Certificateholders, if any. The monthly principal on each given Distribution Date shall be the sum of the Aggregate Scheduled Balance Decline during the related Collection Period and, with respect to the Final Funding Period Distribution Date, the Prepayment Amount. The distribution is more fully described in the Agreement.

         Distributions on this Certificate will be made by the Trustee by check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee and Certificate Registrar in the Borough of Manhattan, the City of New York.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         All capitalized terms used herein not otherwise defined shall have the meaning assigned thereto in the Agreement.

         Unless the authentication hereon shall have been executed by an authorized officer of the Trustee or by an authenticating agent acting on behalf of the Trustee, by manual signature, this certificate shall not entitle the holder hereof to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Certificate to be duly executed.

                                       ONYX ACCEPTANCE 1997-4 GRANTOR TRUST

                                       BANKERS TRUST COMPANY,
                                       not in its individual capacity, but
                                       solely as Trustee

                                       By__________________________________
                                               Authorized Signatory

         This is one of the Certificates referred to in the within-mentioned Agreement.

                                       BANKERS TRUST COMPANY, as Trustee


                                       By___________________________________
                                               Authorized Signatory

                            [REVERSE OF CERTIFICATE]

         The Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, the Trustee or any affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries respecting the Contracts and payments under the Surety Bond, all as more specifically set forth herein and in the Agreement. A copy of the Agreement may be examined by any Certificateholder upon request during normal business hours at the corporate administrative offices of the Seller currently located at 8001 Irvine Center Drive, 5th Floor, Irvine, California 92618 and at such other places, if any, designated by the Seller.

         The Agreement permits, with certain exceptions therein provided, the amendment and the modification of the rights and obligations of the Seller and the Servicer and the rights of the Certificateholders under the Agreement at any time by the Seller, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 51% of the Pool/Prefunding Balance and the Insurer provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that shall be required to be made on any Certificate or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holder of any of the Certificates.

         As provided in the Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

         The Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Agreement, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Trustee, the Certificate Registrar, and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the earlier of (i) the maturity or other liquidation of the last Contract (including pursuant to the Servicer's option to purchase the Contracts) and the disposition of any amounts received upon liquidation of any remaining Contracts in the Trust and (ii) (a) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust, (b) termination of the Surety Bond in accordance with its terms and the surrender of the Surety Bond to the Insurer for cancellation, (c) the payment of all amounts owed to the Trustee under the Agreement and (d) the payment of all amounts owed to the Insurer under the Insurance Agreement. The Servicer's exercise of its right to purchase all the Contracts and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only as of a Distribution Date as of which the Pool Factor was less than .100000.

                                                                       Exhibit C

                              Form of Surety Bond

                                                              DECEMBER ___, 1997

                                                    SURETY BOND NO. ____________


RE:      ONYX ACCEPTANCE GRANTOR TRUST 1997-4
         ______% AUTO LOAN PASS - THROUGH CERTIFICATES,
         SERIES 1997-4 (THE "CERTIFICATES")

INSURED OBLIGATION:       OBLIGATION OF ONYX ACCEPTANCE GRANTOR TRUST 1997-4
                          (THE "TRUST") TO PAY PRINCIPAL AND INTEREST ON THE
                          CERTIFICATES

BENEFICIARY:              BANKERS TRUST COMPANY, AS TRUSTEE OF THE TRUST
                          (TOGETHER WITH ANY SUCCESSOR TRUSTEE DULY APPOINTED
                          AND QUALIFIED UNDER THE POOLING AND SERVICING
                          AGREEMENT AS DEFINED BELOW (THE "TRUSTEE")

         CAPITAL MARKETS ASSURANCE CORPORATION ("CapMAC"), for consideration received, hereby unconditionally and irrevocably guarantees to the Trustee, subject only to the terms of this Principal/Interest Surety Bond (the "Surety Bond"), payment of the Insured Obligation. CapMAC agrees to pay (a) to the Trustee, in respect of each Distribution Date, an amount equal to the amount, if any, by which the sum of (i) the Interest Distribution for such Distribution Date, (ii) the Principal Distribution for such Distribution Date and (iii) the Servicing Fee for such Distribution Date exceeds the Collection Account Amount Available for such Distribution Date and (b) on behalf of the Trustee, an amount equal to any Avoided Payment;

provided, however, that no payment (other than any payment made in respect of Avoided Payments) under this Surety Bond with respect to any Distribution Date shall exceed the Surety Bond Amount for such Distribution Date.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of December 1, 1997 among Onyx Acceptance Financial Corporation, as seller (the "Seller"), Onyx Acceptance Corporation, as servicer (the "Servicer") and the Trustee (the "Pooling and Servicing Agreement").

         As used herein the term "Certificate Balance" means the aggregate principal balances of the Certificates then outstanding.

         As used herein the term "Insolvency Proceeding" means the commencement, after the date hereof, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against the Seller or Servicer, the commencement, after the date hereof, of any proceedings by or against the Seller or Servicer for the winding up or liquidation of its affairs, or the consent, after the date hereof, to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or Servicer.

         As used herein the term "Servicing Fee" means, as to any Distribution Date, the fee payable to the Servicer for services rendered during the Collection Period ending immediately prior to such Distribution Date, which shall equal with respect to each Contract, the product of (A) the Servicing Fee Percent and (B) the Scheduled Balance of such Contract as of the close of the preceding Collection Period.

         As used herein the term "Surety Bond Amount" means, the sum of (a) in the case of the first Distribution Date, the initial Certificate Balance, or in the case of any Distribution Date thereafter, the Certificate Balance on the immediately preceding Distribution Date (after giving effect to the Principal Distribution on such preceding Distribution Date), (b) the Interest Distribution payable on such Distribution Date and (c) the Servicing Fee payable on such Distribution Date.

         Payment of amounts hereunder shall be made in immediately available funds on the later of (a) 11:00 a.m., New York City time, on the Business Day immediately preceding a Distribution Date and (b) 11:00 a.m., New York City time, on the Business Day next succeeding presentation to CapMAC (as hereinafter provided) of a notice for payment in the form of Exhibit A hereto ("Notice for Payment"), appropriately completed and executed by the Trustee. A Notice for Payment under this Surety Bond may be presented to CapMAC on any Business Day following the Servicer Report Date in respect of which the Notice for Payment is being presented, by (a) delivery of the original Notice for Payment to CapMAC at its address set forth below, or (b) facsimile transmission of the original Notice for Payment to CapMAC at its facsimile number set forth below. If presentation is made by facsimile transmission, the Trustee shall (i) simultaneously confirm transmission by telephone to CapMAC at its telephone number set forth below, and (ii) as soon as reasonably practicable, deliver the original Notice for Payment to CapMAC at its address set forth below. Any Notice for Payment received by CapMAC after 1:00 p.m., New York City time, on a Business Day, or on any day that is not a Business Day, will be deemed to be received by CapMAC at 9:00 a.m., New York City time, on the next succeeding Business Day.

         Subject to the foregoing, if the payment of any amount with respect to the Insured Obligation is voided (a "Preference Event") under any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding, and as a result of such Preference Event, any Certificateholder is required to return such voided payment, or any portion of such voided payment, made in respect of any Certificate (an "Avoided Payment"), CapMAC will pay an amount equal to such Avoided Payment, irrevocably, absolutely and unconditionally and without the assertion of any defenses to payment, including fraud in inducement or fact or any other circumstances that would have the effect of discharging a surety in law or in equity, upon payment of such Certificateholder of such Avoided Payment and receipt by CapMAC from the Trustee on behalf of such Certificateholder of (x) a certified copy of a final order of a court exercising jurisdiction in such Insolvency Proceeding to the effect that the Certificateholder is required to return any such payment or portion thereof prior to the Termination Date of this Surety Bond because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order"), (y) an assignment, substantially in the form attached hereto as Exhibit B, properly completed and executed by such Certificateholder irrevocably assigning to CapMAC all rights and claims of such Certificateholder relating to or arising under such Avoided Payment, and (z) a Notice for Payment in the form of Exhibit A hereto appropriately completed and executed by the Trustee.

         CapMAC shall make payments due in respect of Avoided Payments prior to 1:00 p.m. New York City time on the second Business Day following CapMAC's receipt of the documents required under clauses (x) through (z) of the preceding paragraph. Any such documents received by CapMAC after 3:00 p.m. New York City time on any Business Day or on any day that is not a Business Day shall be deemed to have been received by CapMAC prior to 3:00 p.m. on the next succeeding Business Day. All payments made by CapMAC hereunder on account of any Avoided Payment shall be made to the Trustee for the benefit of the Certificateholder entitled to such payment.

         CapMAC hereby waives and agrees not to assert any and all rights to require the Trustee to make demand on or to proceed against any person, party or security prior to the Trustee demanding payment under this Surety Bond.

         No defenses, set-offs and counterclaims of any kind available to CapMAC so as to deny payment of any amount due in respect of this Surety Bond will be valid and CapMAC hereby waives and agrees not to assert any and all such defenses, set-offs and counterclaims, including, without limitation, any such rights acquired by subrogation, assignment or otherwise. Any rights of subrogation acquired by CapMAC as a result of any payment made under this Surety Bond shall, in all respects, be subordinate and junior in right of payment to the prior indefeasible payment in full of all amounts due the Trustee on account of payments due under the Certificates.

         This Surety Bond is neither transferable nor assignable, in whole or in part, except to a successor trustee duly appointed and qualified under the Pooling and Servicing Agreement. All notices, presentations, transmissions, deliveries and communications made by the Trustee to CapMAC with respect to this Surety Bond shall specifically refer to the number of this Surety Bond and shall be made to CapMAC at:

         Capital Markets Assurance Corporation
         885 Third Avenue, 14th Floor
         New York, N.Y. 10022
         Attention:       Managing Director, Credit Enhancement
         Telephone: (212) 891-4271
         Facsimile: (212) 755-5462

or such other address, telephone number or facsimile number as CapMAC may designate to the Trustee in writing from time to time. Each such notice, presentation, transmission, delivery and communication shall be effective only upon actual receipt by CapMAC.

         The obligations of CapMAC under this Surety Bond are irrevocable, primary, absolute and unconditional (except as expressly provided herein) and neither the failure of the Trustee, the Seller, the Servicer or any other person to perform any covenant or obligation in favor of CapMAC (or otherwise), nor the failure or omission to make a demand permitted hereunder, nor the commencement of any bankruptcy, debtor or other insolvency proceeding by or against the Trustee, the Seller, the Servicer or any other person shall in any way affect or limit CapMAC's obligations under this Surety Bond. If a successful action or proceeding to enforce this Surety Bond is brought by the Trustee, the Trustee shall be entitled to recover from CapMAC costs and expenses reasonably incurred, including without limitation reasonable fees and expenses of counsel.

         There shall be no acceleration payment due under this Surety Bond unless such acceleration is at the sole option of CapMAC.

         This Surety Bond and the obligations of CapMAC hereunder shall terminate on the date (the "Termination Date") that is one year and one day following the earlier of (a) the Final Distribution Date and (b) the date on which all amounts required to be paid to the Certificateholders have been paid in full, provided, that, if an Insolvency Proceeding is existing by or against the Seller or the Servicer during such one year and one day period, then this Surety Bond and CapMAC's obligations hereunder shall terminate on the date of the conclusion or dismissal of such Insolvency Proceeding without continuing jurisdiction by the court in such Insolvency Proceeding, provided, further that, and notwithstanding anything herein to the contrary, this Surety Bond shall not terminate prior to the date on which CapMAC has made all payments required to be made under the terms of this Surety Bond in respect of such Avoided Payments.

         Upon any payment hereunder, in furtherance and not in limitation of CapMAC's equitable right of subrogation and CapMAC's rights under the Insurance Agreement, CapMAC will be subrogated to the rights of the Certificateholder in respect of which such payment was made to receive any and all amounts due in respect of the obligations in respect of which CapMAC has made a payment hereunder.

         All payments made hereunder by CapMAC shall be made with CapMAC's own funds. The payment by the Trust or CapMAC to the Trustee of any amount guaranteed by the first paragraph of this Surety Bond, and the payment by CapMAC of any Avoided Payment after the occurrence of a Preference Event shall constitute "payments" for all purposes under this Surety Bond. In no event shall any payment be made under this Surety Bond on account of (a) the failure of the Trustee to deliver the proceeds of any such payment to any Certificateholder or (b) the failure of any such Certificateholder to claim any such proceeds from the Trustee.

         This Surety Bond is not covered by the property/casualty insurance fund specified in Article Seventy-Six of the New York State insurance law.

         This Surety Bond sets forth in full the undertaking of CapMAC, and shall not, except with the prior written consent of the Trustee or otherwise in accordance with the express terms hereof, be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto and may not be canceled or revoked by CapMAC prior to the Termination Date.

         This Surety Bond shall be returned to CapMAC by the Trustee on the Termination Date.

         THIS SURETY BOND SHALL BE CONSTRUED, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

         IN WITNESS WHEREOF, CapMAC has caused this Surety Bond to be executed on the date first written above.

                                       CAPITAL MARKETS ASSURANCE CORPORATION



                                       By:_________________________________
                                          Name:
                                          Title:

                                                                       Exhibit D

                     Form of Capitalized Interest Agreement



Dated as of December 1, 1997



Onyx Acceptance Financial Corporation
8001 Irvine Center Drive, 6th Floor
Irvine, California  92618



Gentlemen:

         We hereby confirm arrangements made as of the date hereof with you to be effective upon (i) receipt by us of the enclosed copy of this letter agreement (the "Capitalized Interest Agreement"), executed by you, and (ii) execution of the Pooling and Servicing Agreement referred to below and payment of the purchase price specified thereunder. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement dated as of December 1, 1997 (the "Pooling and Servicing Agreement"), among Onyx Acceptance Corporation, as Servicer (the "Servicer"), Onyx Acceptance Financial Corporation, as Seller (the "Seller") and Bankers Trust Company, as Trustee.

         (a) On the Business Day preceding each Servicer Report Date we shall notify the Seller of the Capitalized Interest Amount for such Servicer Report Date.

         (b) In consideration for the Seller entering into the Pooling and Servicing Agreement, we agree to make a payment of the Capitalized Interest Amount (as determined in accordance with the terms of the Pooling and Servicing Agreement) to the Seller, or to the assignee of the Seller referred to in Paragraph (i) hereof, on the Business Day prior to each Servicer Report Date.

         (c) All payments pursuant hereto shall be made by federal wire transfer (same day) funds or in immediately available funds, to such account as the Seller, or the assignee of the Seller referred to in Paragraph (i) hereof, may designate in writing to Onyx, prior to the relevant Servicer Report Date.

         (d) In order to secure our obligations to pay the Capitalized Interest Amount on each Servicer Report Date, we hereby agree on the Closing Date, to deposit the o into the Capitalized Interest Account.

         (e) On each Subsequent Closing Date, upon satisfaction of the conditions specified in Section 2.1(h) of the Pooling and Servicing Agreement, an amount will be released to us from the Capitalized Interest Account so that the amount remaining in such Account after such release will be the maximum Capitalized Interest Amount which could become owing during the remainder of the Funding Period assuming that no additional Subsequent Contracts are conveyed to the Trust.

         (f) Any amounts remaining on deposit in the Capitalized Interest Account after the Mandatory Partial Payment of that portion of the Prefunded Amount not used to purchase Subsequent Contracts will be released to us on the date such Mandatory Partial Prepayment to withdraw from the Capitalized Interest Account.

         (g) On termination of the Pooling and Servicing Agreement pursuant to Sections 10.1 and 10.2 thereof, we shall be entitled to withdraw from the Prefunding Account all amounts on deposit therein.

         (h) Our agreements set forth in this Capitalized Interest Agreement are our primary obligations and such obligations are irrevocable, absolute and unconditional, shall not be subject to any counterclaim, setoff or defense and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstances or condition whatsoever.

         (i) Pursuant to the Pooling and Servicing Agreement, the Seller will sell, transfer, assign and convey its interest in this Capitalized Interest Agreement to the Onyx Acceptance Grantor Trust, 1997-4 (the "Trust"), and we hereby acknowledge and consent to such sale, transfer, assignment and conveyance. In addition, the Seller hereby agrees, for the benefit of the Trust, that following such sale, transfer, assignment and conveyance, this Capitalized Interest Agreement shall not be amended, modified or terminated without the consent of Bankers Trust Company, as trustee for the Trust, and Capital Markets Assurance Corporation.

         (j) This Capitalized Interest Agreement will be governed by and construed in accordance with the internal laws of the State of California.

         (k) Except as otherwise provided herein, all notices pursuant to this Capitalized Interest Agreement shall be in writing and shall be effective upon receipt thereof. All notices shall be directed as set forth below, or to such other address or to the attention of such other person as the relevant party shall have designated for such purpose in a written notice.

                 Onyx Acceptance Financial Corporation
                 8001 Irvine Center Drive - 6th Floor
                 Irvine, California  92618
                 Attention:  Regan E. Kelly

                 The Servicer:

                 Onyx Acceptance Corporation
                 8001 Irvine Center Drive, 5th Floor
                 Irvine, California   92618
                 Attention:  Don P. Duffy

         (l) The Capitalized Interest Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, all of which shall be deemed to be one and the same document.

         If the foregoing satisfactorily sets forth the terms and conditions of our agreement, please indicate your acceptance thereof by signing in the space provided below and returning to us the enclosed duplicate original of this letter.

                                       Very truly yours,

                                       ONYX ACCEPTANCE CORPORATION



                                       By: ________________________________
                                           Name:
                                           Title:

Agreed and accepted as of December 1, 1997.

ONYX ACCEPTANCE FINANCIAL CORPORATION



By:  _______________________________
     Name:
     Title:

                                                                     Exhibit E-1

                          FORM OF TRANSFER CERTIFICATE

         Transfer Certificate, dated as of __________, 1997, delivered pursuant to Section 2.1(c) of the Pooling and Servicing Agreement dated as of December 1, 1996 (the "Agreement") among Onyx Acceptance Corporation, a California corporation (the "Servicer"), Onyx Acceptance Financial Corporation, a Delaware corporation (the "Seller"), and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee"). Terms used in this Transfer Certificate which are not defined herein have meanings assigned to such terms in the Agreement.

         I, ______________________________, the ____________________ of the
Seller, do hereby certify:

         1. Attached hereto is a list of Subsequent Contracts set forth by account number and Outstanding Principal Balance with an aggregate Outstanding Principal Balance of $__________, all of which Contract Documents relating thereto have been delivered to the Trustee as of the date hereof.

         2. The aggregate Outstanding Principal Balance of all Subsequent Contracts as of their respective Subsequent Transfer Dates delivered to the Trustee pursuant to this Transfer Certificate and each Transfer Certificate delivered up to the date hereof and after the Closing Date is $_______________, which amount is less than or equal to the Original Prefunded Amount.

         3. Each of the conditions set forth in Section 2.1(c) of the Agreement has been met as of this Subsequent Transfer Date.

         4. The representations and warranties set forth in Section 2.2(a) and (d) of the Agreement with respect to the Seller and the Subsequent Contracts delivered hereunder are true and correct as of this Subsequent Transfer Date.

         Please transfer immediately available funds by 4:00 p.m. New York time today in the amount of $______________ to Seller in accordance with the wire instructions below.

         IN WITNESS WHEREOF, the undersigned has caused this Transfer Certificate to be delivered to the Trustee as of the date first above written.

                                       ONYX ACCEPTANCE FINANCIAL CORPORATION


                                       By: ______________________________
                                           Name:
                                           Office:

Wiring Instructions:

         Beneficiary:

         OAFC Bank:               Wells Fargo Bank, N.A.,
                                  Newport Beach, CA

         ABA#:                    ______________
         Bank Acct.#:             ______________
         $ Amount:                ______________
         Notation:                Proceeds from 1997-4 Grantor Trust Prefunding
                                  Account

                                                                     Exhibit E-2

                  FORM OF SUBSEQUENT CLOSING DATE CERTIFICATE

         Subsequent Closing Date Certificate, dated as of __________, 1997, delivered pursuant to Section 2.1(h) of the Pooling and Servicing Agreement dated as of December 1, 1997 (the "Agreement") among Onyx Acceptance Corporation, a California corporation ("Servicer"), Onyx Acceptance Financial Corporation, a Delaware corporation (the "Seller"), and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee"). Terms used in this Subsequent Closing Date Certificate which are not defined herein have meanings assigned to such terms in the Agreement.

         I, ____________________, the _______________ of the Seller, do hereby certify:

         1. All Contract Documents relating to each Subsequent Contract have been delivered to the Trustee on or before the date hereof.

         2. Attached hereto as Schedule I is a schedule setting forth the Contract Number, date of origination, Maturity Date, Outstanding Principal Balance and APR for each such Subsequent Contract, and additionally for Rule of 78's Contracts, the Scheduled Balance for each such contract on its respective Due Dates and the Recomputed Yield. The Recomputed Yield and Scheduled Balance for each such Rule of 78's Subsequent Contract was calculated in accordance with the procedures set forth in the Agreement. Such Schedule I is a list of Subsequent Contracts referred to in the definition of "Schedule of Contracts" in the Agreement, and is deemed incorporated into and made a part thereof.

         3. The aggregate Outstanding Principal Balance of all Subsequent Contracts as of their respective Subsequent Transfer Dates delivered to the Trustee pursuant to each Subsequent Transfer Certificate delivered on and after the Closing Date up to the date hereof is $______________, which amount is less than or equal to the Original Prefunded Amount.

         4. The amount equal to the Additional Capitalized Interest Amount with respect to the Subsequent Contracts conveyed to the Trust and delivered to the Trustee on each Subsequent Transfer Date has been deposited to the Capitalized Interest Account.

         5. Each of the conditions set forth in Section 2.1(h) of the Agreement has been met as of this Subsequent Closing Date and each of the conditions set forth in Section 2.1(c) of the Agreement has been met as of each Subsequent Transfer Date from and including the last Subsequent Closing Date (or the Closing Date in the case of the first Subsequent Closing Date).

         6. The representations and warranties set forth in Section 2.2(a) and (d) of the Agreement with respect to the Seller and the Subsequent Contracts delivered hereunder are true and correct as of this Subsequent Closing Date.

         IN WITNESS WHEREOF, the undersigned has caused this Subsequent Closing Date Certificate to be delivered to the Trustee as of the date first above written.

                                       ONYX ACCEPTANCE FINANCIAL CORPORATION


                                       By:  _________________________________
                                            Name:
                                            Office:

                                                                      Schedule I

                             Schedule of Contracts

                             (Subsequent Contracts)

                                   (attached)

                                                                      Schedule I

                             Schedule of Contracts

                              (Initial Contracts)

                                   (attached)